Filed pursuant to Rule 424(b)(5)
Registration No. 333-158502

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, dated June 1, 2009

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 8, 2009)

$100,000,000

    % Senior Convertible Notes due 2014

This is an offering by MasTec, Inc. of $100,000,000 aggregate principal amount of its     % Senior Convertible Notes due 2014.

The notes will be convertible, at your option, into shares of our common stock initially at a conversion rate of              shares (equivalent to an initial conversion price of approximately $             per share), subject to adjustment as described in this prospectus supplement at any time on or prior to the close of business on the business day immediately preceding the maturity date.

In the event of certain types of fundamental changes, we will increase the conversion rate by a number of additional shares as described herein.

The notes will bear interest at a rate of     % per year, payable on June 15 and December 15 of each year, commencing December 15, 2009. The notes will mature on June 15, 2014.

You may require us to repurchase all or a portion of your notes upon certain types of fundamental changes at a cash repurchase price equal to 100% of the principal amount plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the repurchase date.

The notes will be our senior unsecured obligations. The notes will rank equally in right of payment with all of our existing and future senior unsecured indebtedness. The notes will be structurally subordinated to our secured indebtedness to the extent of the value of the assets securing that indebtedness. On the issue date, each of our subsidiaries that guarantee our 7.625% Senior Notes due 2017 will guarantee the notes offered hereby. The guarantees will be unsecured and will rank equally with all existing and future senior indebtedness of the guarantors. The guarantees will also be structurally subordinated to the secured indebtedness of the subsidiary guarantors to the extent of the value of the assets securing that indebtedness. The notes will be structurally subordinated to all liabilities, including trade payables, of each of our subsidiaries that are not guarantors. As of March 31, 2009, we and the subsidiary guarantors had an aggregate of approximately $277.5 million of senior indebtedness outstanding, of which approximately $72.5 million was secured indebtedness.

The notes will not be listed on any securities exchange. Currently there is no public market for the notes. Our common stock is listed on The New York Stock Exchange under the symbol “MTZ.” The last reported sale price of our common stock on May 29, 2009 was $12.95 per share.

Investing in the notes or our common stock issuable upon conversion of the notes involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement.

	Per Note	Total
Price to the public(1)	$	$
Underwriting discounts and commissions	$	$
Proceeds to MasTec, Inc. (before expenses)	$	$

(1)	Plus accrued interest, if any, from , 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have granted the underwriter a 30-day option to purchase up to an additional $15,000,000 aggregate principal amount of notes to cover over-allotments, if any. If the underwriter exercises this option in full, the total underwriting discounts and commissions will be $            , and our total proceeds, before expenses, will be $            .

Morgan Stanley & Co. Incorporated expects to deliver the notes in book-entry form on or about                     , 2009.

MORGAN STANLEY

Prospectus Supplement dated                     , 2009.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering. The second part is the accompanying base prospectus, which provides general information. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Some of the information in the base prospectus may not apply to this offering. If information in the prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement.

You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement, the accompanying prospectus and any free writing prospectus related to this offering prepared by us or on our behalf or otherwise authorized by us. We have not authorized anyone to provide you with different information and if anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in the notes, you should read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The documents incorporated by reference are described in this prospectus supplement under “Where You Can Find More Information.”

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

FORWARD-LOOKING STATEMENTS

We are making statements in this prospectus pursuant to the safe harbor provisions for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. We make statements in this prospectus, including statements that are incorporated by reference, that are forward-looking. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “will,” “project” and variations of these words and negatives thereof and similar expressions are intended to identify forward-looking statements. They also include statements regarding:

•	our future growth and profitability;

•	our competitive strengths; and

•	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, that are difficult to predict and

S-ii

could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include:

•	further or continued economic downturns, reduced capital expenditures, reduced financing availability, customer consolidation and technological and regulatory changes in the industries we serve;

•	market conditions, technical and regulatory changes in our customers’ industries;

•

our ability to retain qualified personnel and key management from acquired businesses, integrate acquired businesses within expected timeframes and achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected.

•

impact of the American Recovery and Reinvestment Act of 2009, or the Stimulus Act, and any similar local or state regulations affecting renewable energy transmission, broadband and related projects and expenditures;

•	our ability to attract and retain qualified managers and skilled employees;

•	increases in fuel, maintenance, materials, labor and other costs;

•	liquidity issues and the impact of recent accounting pronouncements related to the auction rate securities we hold;

•	adverse determinations on any claim, lawsuit or proceeding;

•	the highly competitive nature of our industry;

•	our dependence on a limited number of customers;

•	the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases prices paid for services, on short or no notice under our contracts;

•	the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts;

•	any exposure related to our divested state Department of Transportation projects and assets;

•	the restrictions imposed by our credit facility, senior notes, the notes offered hereby and any future loans or securities;

•	the outcome of our plans for future operations, growth and services, including backlog and acquisitions;

•

any dilution or stock price volatility which shareholders may experience in connection with shares we may issue as consideration for earn-out obligations entered into, or as a result of conversions of convertible securities issued, in connection with past or future acquisitions or the notes offered hereby; and

•

the other factors referenced in this prospectus supplement and the accompanying prospectus, including, without limitation, under “Risk Factors” and other factors detailed from time to time in the reports and other filings we make with the Securities and Exchange Commission, or SEC.

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus, in the documents that we incorporate by reference into this prospectus and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances, except to the extent required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. You should read the following summary together with the more detailed information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including our consolidated financial statements and related notes and risk factors, before deciding to invest in our common stock. Unless we have indicated, or the context otherwise requires, references in this prospectus supplement to “MasTec,” “we,” “us,” “our,” or similar terms are to MasTec, Inc. and its subsidiaries.

OUR COMPANY

We are a leading specialty contractor operating mainly throughout the United States and across a range of industries. Our core activities are the building, installation, maintenance and upgrade of utility and communications infrastructure, including but not limited to, electrical utility transmission and distribution, wind farm, other renewable energy and natural gas infrastructure, wireless, wireline and satellite communications and water and sewer systems. Our primary customers are in the following industries: utilities (including wind farms and other renewable energy, natural gas gathering systems and pipeline infrastructure), communications (including telephony, satellite television and cable television) and government (including water and sewer, utilities and communications work on military bases).

We, or our predecessor companies, have been in business for over 70 years. We offer our services under the MasTec service mark and operate through a network of over 200 locations and approximately 8,070 employees as of March 31, 2009.

We are incorporated under the laws of the State of Florida. Our principal executive offices are located at 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. Our telephone number is (305) 599-1800.

RECENT DEVELOPMENTS

Wanzek Transaction Developments

On December 16, 2008, we, through our wholly owned subsidiary, MasTec North America, Inc., consummated our acquisition of all of the issued and outstanding capital stock of Wanzek. In connection with the acquisition, we entered into a stock purchase agreement pursuant to which, among other things, we issued to the Wanzek sellers an aggregate of 7.5 million shares of our common stock, which we refer to as the Consideration Shares, and 8% convertible notes in the aggregate principal amount of $55 million, due December 2013, which we refer to as the Wanzek Convertible Notes. The Wanzek Convertible Notes are convertible into shares of our common stock, referred to as the Conversion Shares, at the holder’s election, at a conversion price of $12 per share; provided, however, that in no event may the holder convert all or any portion of the Wanzek Convertible Notes if, subsequent to such conversion, the holder, including its affiliates, would beneficially own 10% or more of our issued and outstanding common stock. The stock purchase agreement provided that the Consideration Shares, Wanzek Convertible Notes and Conversion Shares could not be sold, transferred, pledged, assigned or otherwise encumbered or disposed until at least six months after the closing date of the acquisition. In connection with the acquisition, the Wanzek sellers placed in escrow 2,104,322 of the Consideration Shares to satisfy potential indemnification claims, which escrow shares had a value as of the closing equal to 10% of the purchase price based on the then current market value of our common stock. We also entered into a registration rights agreement which provided that if after the date that is six months from the closing date of the Wanzek acquisition, MasTec proposed to register any of its common stock under the Securities Act of 1933, as amended, in connection with a primary underwritten public offering of its securities solely for cash, then the Wanzek sellers could elect to require us to include the Consideration Shares and the Conversion Shares in such offering, subject to certain restrictions.

On June 1, 2009, we entered into a note purchase option agreement with the Wanzek sellers who hold the Wanzek Convertible Notes which allows us to repurchase all, or part of, the Wanzek Convertible Notes at any time on or prior to July 31, 2009 for the principal amount thereof plus all accrued interest on such notes. Pursuant to the note purchase option agreement, to the extent that on or prior to July 31, 2009 we close an offering with net proceeds in excess of the principal amount of the Wanzek Convertible Notes plus all interest accrued thereon, we are required to exercise our option to repurchase all of the Wanzek Convertibles Notes. Accordingly, if we consummate this offering of the notes, we will be required to use the proceeds from this offering to repurchase the Wanzek Convertible Notes. In connection with the note purchase option agreement, we also entered into an amendment to the stock purchase agreement and registration rights agreement pursuant to which we agreed to remove the six-month transfer restrictions that would have otherwise been applicable to the Consideration Shares until June 16, 2009 and to otherwise allow the Wanzek sellers to participate in an offering of our common stock. The amendment to the stock purchase agreement also reduces the number of shares held in escrow to satisfy potential indemnification claims to 776,699 shares of our common stock, provides the Wanzek sellers with the opportunity to replace such escrow shares with $10 million in cash, and finalizes the purchase price adjustment contained therein at approximately $2.3 million plus accrued interest from the closing date of the acquisition, payable by us to the Wanzek sellers.

Amendment to Credit Facility

On June 1, 2009, we entered into an amendment to our Senior Secured Credit Facility, expiring May 10, 2013, which we refer to as our Credit Facility, pursuant to which the lenders thereunder consented to the public issuance by us of convertible notes in the original principal amount of $100,000,000 (provided that such original principal amount may be increased by an amount of up to $25,000,000 to reflect the oversubscription, if any, of such notes) and provided further that the Wanzek Convertible Notes be repaid in full. Pursuant to the amendment, the unused facility fee for our Credit Facility has been increased to a range of between 0.500% to 0.750% per annum based on usage.

Auction Rate Securities

In May 2009, one of our structured finance auction rate securities was downgraded to non-investment grade. As of March 31, 2009, the par value and estimated fair value of the securities available for sale represented by this auction rate security totaled $6.2 million and $2.1 million, respectively.

Increase in Authorized Shares of Common Stock

At our 2009 Annual Meeting of Shareholders, held on May 14, 2009, our shareholders approved an amendment to our Amended and Restated Articles of Incorporation, increasing the number of shares of authorized common stock, par value $0.10 per share, from 100,000,000 to 145,000,000.

THE OFFERING

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of the notes, you should read the section of this prospectus supplement entitled “Description of Notes.”

Issuer	MasTec, Inc.

Securities Offered	$100 million aggregate principal amount of % Senior Convertible Notes due 2014, which we refer to as the notes. We have granted the underwriter a 30-day option to purchase up to an additional $15 million aggregate principal amount of notes.

Offering Price	Each note will be issued at a price of 100% of its principal amount plus accrued interest, if any, from , 2009.

Maturity	June 15, 2014, unless earlier converted or repurchased.

Interest	% per year. Interest will be payable in cash on June 15 and December 15 of each year, beginning December 15, 2009.

Guarantees	The notes will be guaranteed by each of our subsidiaries that guarantee our 7.625% Senior Notes due 2017. In addition, each future wholly owned domestic subsidiary that guarantees any credit facility of MasTec will guarantee the payment of the principal of, premium, if any, and interest (including additional interest, if any) on the notes.

Ranking	The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our and the subsidiary guarantors’ existing and future senior unsecured indebtedness. The notes will be structurally subordinated to our and the subsidiary guarantors’ secured indebtedness to the extent of the value of the assets securing that indebtedness and structurally subordinated to all of the liabilities, including trade payables, of our subsidiaries that are not guarantors.

As of March 31, 2009, we and the subsidiary guarantors had an aggregate of approximately $277.5 million of senior indebtedness outstanding, of which approximately $72.5 million was secured indebtedness.

Redemption	The notes will not be redeemable at our option prior to maturity.

Conversion Rights	You may convert your notes into shares of our common stock at any time on or prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date.

The notes will be convertible at an initial conversion rate of shares of common stock per $1,000 principal amount of the notes (equivalent to an initial conversion price of approximately $             per share). The conversion rate, and thus the conversion price, may be adjusted under certain circumstances as described under “Description of Notes — Conversion Rights — Conversion Rate Adjustments.”

Upon any conversion, subject to certain exceptions, you will not receive any cash payment representing accrued and unpaid interest. See “Description of Notes — Conversion Rights.”

Adjustment to conversion rate upon a non-stock change of control	If and only to the extent holders elect to convert the notes in connection with a transaction described under the first clause or fourth clause of the definition of fundamental change as described in “Description of Notes — Fundamental Change Put” pursuant to which 10% or more of the consideration for our common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) consists of cash or securities (or other property) that are not common equity interests traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, which we refer to as a “non-stock change of control,” we will increase the conversion rate by a number of additional shares. The number of additional shares will be determined by reference to the table in “Description of Notes — Conversion Rights — Adjustment to Conversion Rate Upon a Non-Stock Change of Control,” based on the effective date and the price paid per share of our common stock in such non-stock change of control.

Fundamental Change Repurchase Right of Holders	If we undergo certain types of fundamental changes (as defined in this prospectus supplement) prior to maturity, you will have the right, at your option, to require us to repurchase for cash some or all of your notes at a repurchase price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date. See “Description of Notes — Fundamental Change Put.”

Events of Default	If an event of default on the notes occurs, the principal amount of the notes, plus accrued and unpaid interest (including additional interest, if any) may be declared immediately due and payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving MasTec.

Absence of a Public Market for the Notes	The notes will be new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriter has advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $95.9 million (or approximately $110.3 million if the underwriter exercises its option to purchase additional notes in full).

We intend to use the net proceeds from this offering to repay in full our outstanding 8% subordinated convertible notes due December

2013, in an aggregate principal amount of $55 million plus all interest accrued thereto, as soon as practicable after the completion of this offering. See “Use of Proceeds.”

Book-Entry Form	The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interests may not be exchanged for certificated securities, except in limited circumstances.

United Stated Federal Tax Considerations	Holders are urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes and the common stock issuable upon conversion of the notes. See “United States Federal Tax Considerations.”

New York Stock Exchange Symbol for Our Common Stock	MTZ

Governing Law	The notes and Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee, Paying Agent and Conversion Agent	U.S. Bank National Association

Risk Factors	Investing in the notes or our common stock issuable upon conversion of the notes involves significant risks. You should carefully consider the information under the section titled “Risk Factors” and all other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before investing in the notes or our common stock issuable upon conversion of the notes.

RISK FACTORS

An investment in the notes and our common stock issuable upon conversion of the notes involves significant risks. You should consult with your own financial and legal advisers and carefully consider, among other matters, the risks set forth below as well as the risks described in our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and the other documents incorporated herein by reference. You should carefully consider the risks described in those reports and the other information in this prospectus supplement and accompanying prospectus before you make an investment decision. The value of the notes or our common stock issuable upon conversion of the notes could decline due to any of these risks, and you could lose all of your investment.

Risks Relating to the Notes and Our Common Stock

We have a significant amount of debt, which will increase as a result of this offering. Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the notes and our other debt.

We have a significant amount of debt and substantial debt service requirements. As of March 31, 2009, as adjusted for this offering and the application of the net proceeds therefrom, we would have had approximately $322.5 million of outstanding debt.

This level of debt could have significant consequences on our future operations, including:

•	making it more difficult for us to meet our payment and other obligations under the notes and our other outstanding debt;

•

resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our debt agreements, which event of default could result in all of our debt becoming immediately due and payable;

•

reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

•	subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates, including borrowings under our Credit Facility;

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy; and

•	placing us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the notes and our other debt.

Our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our existing or amended Credit Facility or otherwise, in an amount sufficient to enable us to meet our payment obligations under the notes and our other debt and to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, including the notes, sell assets, reduce or delay capital investments, or seek to raise additional capital. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the notes and our other debt.

The notes will be structurally subordinated to our Credit Facility and any other existing and future secured indebtedness of us and our subsidiaries.

The notes are not secured by any of our assets or those of our subsidiaries. As a result, the notes will be structurally subordinated to any secured debt we or our subsidiaries may incur, including the Credit Facility, under which we have available borrowing of up to $210.0 million, subject to certain restrictions, and which available borrowing amount may be increased to $260.0 million if certain conditions are met. The Credit Facility is collateralized by a first priority security interest in substantially all of our assets and the assets of our subsidiaries. Additionally, in connection with our acquisition of Pumpco, we entered into a $22.5 million equipment term loan that is secured by most of Pumpco’s existing equipment and which we have additionally guaranteed. As of March 31, 2009, as adjusted for this offering and the application of the net proceeds therefrom, we had aggregate indebtedness of approximately $322.5 million, of which approximately $72.5 million was secured. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of our secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the notes. In such an event, we may not have sufficient assets remaining to pay amounts due on any or all of the notes. The notes do not restrict us or our subsidiaries from incurring indebtedness, including senior indebtedness in the future, nor do they limit the amount of indebtedness we can issue that is equal in right of payment.

Not all of our subsidiaries will guarantee the notes, and the assets of our non-guarantor subsidiaries may not be available to make payments on the notes.

The guarantors of the notes will not include all of our subsidiaries. In particular, each of our existing subsidiaries that is a foreign subsidiary will not guarantee the notes. Additionally, our future restricted subsidiaries will only be required to guarantee the notes if they also guarantee any credit facility of MasTec or any other restricted subsidiary, they are not foreign subsidiaries and they are wholly owned by us (subject to certain limited exceptions). No payments on the notes will be made from assets of subsidiaries that do not guarantee the notes, unless those assets are transferred by dividend or otherwise to us or a subsidiary guarantor.

In the event that any non-guarantor subsidiary becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its debt and its trade creditors generally will be entitled to payment on their claims from the assets of that subsidiary before any of those assets are made available to us. Consequently, your claims in respect of the notes will be structurally subordinated to all of the liabilities of our non-guarantor subsidiaries, including trade payables.

MasTec, Inc. is a holding company and it may not have access to the cash flow and other assets of its subsidiaries that may be needed to make payment on the notes.

MasTec, Inc. is a holding company and it conducts substantially all of its operations through its subsidiaries. Consequently, it does not have any income from operations and does not expect to generate income from operations in the future. As a result, its ability to meet its debt service obligations, including its obligations under the notes, substantially depends upon its subsidiaries’ cash flow and payment of funds to it by its subsidiaries as dividends, loans, advances or other payments. In addition, the payment of dividends or the making of loans, advances or other payments to MasTec, Inc. may be subject to regulatory or contractual restrictions.

The guarantees may not be enforceable because of fraudulent conveyance laws.

The subsidiary guarantors’ guarantees of the notes may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy lawsuit is commenced by or on behalf of our or the guarantors’ unpaid creditors. Under these laws, if in such a lawsuit a court were to find that, at the time a guarantor incurred debt (including debt represented by the guarantee), such guarantor:

•	incurred this debt with the intent of hindering, delaying or defrauding current or future creditors;

•	received less than reasonably equivalent value or fair consideration for incurring this debt and the guarantor;

•	was insolvent or was rendered insolvent by reason of the related financing transactions;

•	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•

intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

then the court could void the guarantee or subordinate the amounts owing under the guarantee to the guarantor’s presently existing or future debt or take other actions detrimental to you.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, an entity would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

•	it could not pay its debts or contingent liabilities as they become due;

•	the sum of its debts, including contingent liabilities, is greater than its assets, at fair valuation; or

•

the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.

If a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be our creditor or that of any guarantor whose obligation was not set aside or found to be unenforceable. In addition, the loss of a guarantee of a significant subsidiary will constitute a default under the indenture, which default would cause all outstanding notes to become immediately due and payable.

We believe that, at the time the guarantors initially incur the debt represented by the guarantees under the notes, the guarantors:

•	will not be insolvent or rendered insolvent by the incurrence;

•	will have sufficient capital to run our or their businesses effectively; and

•	will be able to pay obligations on the notes and the guarantees as they mature or become due.

In reaching the foregoing conclusions we have relied upon our analyses of internal cash flow projections and estimated values of the assets and liabilities of the guarantors. In addition, we have relied on a limitation to be contained in the guarantors’ guarantees that limits each guarantee as necessary to prevent it from constituting a fraudulent conveyance under applicable law; however, a court passing on these questions might not reach the same conclusions.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our operations to pay our indebtedness.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate sufficient cash flow from operations in the future to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

The terms of the notes will not contain restrictive covenants and provide only limited protection in the event of a change of control.

The indenture under which the notes will be issued will not contain restrictive covenants that would protect you from several kinds of transactions that may adversely affect you. In particular, the indenture will not contain covenants that will limit our ability to pay dividends or make distributions on or redeem our capital stock or limit our ability to incur additional indebtedness and, therefore, may not protect you in the event of a highly leveraged transaction or other similar transaction. The requirement that we offer to repurchase the notes upon a change of control is limited to the transactions specified in the definition of a “fundamental change” under “Description of Notes — Fundamental Change Put.” Similarly, the circumstances under which we are required to adjust the conversion rate upon the occurrence of a “non-stock change of control” are limited to circumstances where a note is converted in connection with such a transaction as set forth under “Description of Notes — Conversion Rights — Adjustment to Conversion Rate Upon a Non-Stock Change of Control.”

Accordingly, subject to restrictions contained in our other debt agreements, we could enter into certain transactions, such as acquisitions, refinancings or recapitalizations, that could affect our capital structure and the value of the notes and common stock issuable upon conversion of the notes but would not constitute a fundamental change under the notes.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of certain types of fundamental changes, you have the right to require us to offer to repurchase the notes. However, the fundamental change provisions will not afford protection to holders of the notes in the event of certain transactions. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us would not necessarily constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of the notes.

We may be unable to repurchase the notes for cash when required by the holders, including following a fundamental change.

Holders of the notes have the right to require us to repurchase the notes upon the occurrence of certain types of fundamental changes prior to maturity as described under “Description of Notes — Fundamental Change Put.” Any of our future debt agreements may contain a similar provision. We may not have sufficient funds to make the required repurchase in cash at such time or the ability to arrange necessary financing on acceptable terms. In addition, our ability to repurchase the notes in cash may be limited by law or the terms of other agreements relating to our debt outstanding at the time, including our Credit Facility, which will limit our ability to purchase the notes for cash in certain circumstances. If we fail to repurchase the notes in cash as required by the indenture, it would constitute an event of default under the indenture governing the notes, which, in turn, would constitute an event of default under our Credit Facility and our 7.625% notes due 2017.

Provisions of the notes could discourage an acquisition of us by a third party.

Certain provisions of the notes could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, holders of the notes will have the right, at their option, to require us to repurchase all of their notes or any portion of the principal amount of such notes in integral multiples of $1,000. We may also be required to issue additional shares upon conversion or provide for conversion into the acquirer’s capital stock in the event of certain fundamental changes.

The conversion rate of the notes may not be adjusted for all dilutive events that may adversely affect the trading price of the notes or the common stock issuable upon conversion of the notes.

The conversion rate of the notes is subject to adjustment upon certain events, including the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, cash dividends and issuer tender or exchange offers as described under “Description of Notes — Conversion Rights — Conversion Rate Adjustments.” The conversion rate will not be adjusted for certain other events that may adversely affect the trading price of the notes or the common stock issuable upon conversion of the notes.

The adjustment to the conversion rate upon the occurrence of certain types of fundamental changes may not adequately compensate you for the lost option time value of your notes as a result of such fundamental change.

If certain types of fundamental changes occur on or prior to the date when the notes mature, we may adjust the conversion rate of the notes to increase the number of shares issuable upon conversion. The number of additional shares to be added to the conversion rate will be determined based on the date on which the fundamental change becomes effective and the price paid per share of our common stock in the fundamental change as described under “Description of Notes — Conversion Rights — Adjustments to Conversion Rates Upon a Non-Stock Change of Control.” Although this adjustment is designed to compensate you for the lost option value of your notes as a result of certain types of fundamental changes, the adjustment is only an approximation of such lost value based upon assumptions made on the date of this prospectus supplement and may not adequately compensate you for such loss. In addition, if the price paid per share of our common stock in the fundamental change is less than $             or more than $             (subject to adjustment), there will be no such adjustment.

Conversion of the notes may dilute the ownership interest of existing shareholders, including holders who have previously converted their notes.

The conversion of some or all of the notes may dilute the ownership interests of existing shareholders. Any sales in the public market of any of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the anticipated conversion of the notes into shares of our common stock could depress the price of our common stock.

As a noteholder, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold notes, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you are subject to all changes affecting the common stock. You will be entitled to rights on the common stock only if and when we deliver shares of common stock to you upon conversion of your notes and in limited cases under the anti-dilution adjustments of the notes. For example, in the event that an amendment is proposed to our Amended and Restated Articles of Incorporation, as amended, or Bylaws, as amended, requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, but you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

You may be deemed to receive a taxable dividend as a result of an adjustment to, or a failure to adjust, the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances as described under “Description of Notes — Conversion Rights — Conversion Procedures — Conversion Rate Adjustments.” Adjustments (or the failure to make adjustments) to the conversion rate of the notes that have the effect of increasing your proportionate interest in us may result in a taxable deemed dividend to you to the extent of our earnings and profits. A taxable deemed dividend to you would result, for example, if the conversion rate of the notes is adjusted to compensate noteholders for taxable cash dividends to holders of our common stock. The adjustment to the conversion rate of the notes converted in connection with a non-stock change in control, as described under “Description of Notes — Conversion Rights — Conversion Procedures — Adjustment to Conversion Rate Upon a Non-Stock Change of Control,” also may be treated as a taxable deemed dividend. Conversely, the failure of the conversion rate of the notes to adjust fully to reflect a stock dividend or other event increasing the proportionate interests in us of the holders of our common stock may result in a taxable deemed dividend to holders of our common stock. If you are a non-U.S holder (as defined in ‘‘United States Federal Tax Considerations”), a taxable deemed dividend to you generally will be subject to United States federal withholding tax (currently at a 30% rate, or at a lower rate if so specified by an applicable treaty), which may be set off against interest on your notes, distributions on your common stock or shares of common stock or proceeds subsequently paid or credited to you. See “United States Federal Tax Considerations.”

Recent developments in the convertible debt markets may adversely affect the market value of the notes.

The convertible debt markets have experienced unprecedented disruptions resulting from, among other things, the recent instability in the credit and capital markets and the emergency orders issued by the SEC on September 17 and 18, 2008 (and extended on October 1, 2008). These orders were issued as a stop-gap measure while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. Among other things, these orders temporarily imposed a prohibition on effecting short sales of the common stock of certain financial companies. As a result, the SEC orders made the convertible arbitrage strategy that many convertible notes investors employ difficult to execute for outstanding convertible notes of those companies whose common stock was subject to the short sale prohibition. The SEC orders expired on October 8, 2008. However, on April 9, 2009, the SEC approved the release of proposals for reinstating the uptick rule. Any future governmental actions that impose limitations on short sales of common stock of issuers, including consideration by the SEC to reinstate the “up-tick rule,” could significantly affect the market value of convertible securities linked to those common stocks.

There is no trading market for the notes, and an active trading market for the notes may not develop.

The notes are a new issue of securities for which there is no public market. Trading of the notes, if any, may be at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price and volatility in the price of our shares of common stock, our performance and other factors. In addition, we do not know whether an active trading market will develop for the notes. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be harmed. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

The underwriter has advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes at any time, for any reason or for no reason, without notice. If the underwriter ceases to act as a market maker for the notes, we cannot assure you another firm or person will make a market in the notes.

The liquidity of any market for the notes will depend upon the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. An active or liquid trading market for the notes may not develop.

The market price of our common stock has been, and may continue to be, highly volatile, which may impact the price of the notes and make them more difficult to resell.

We expect that the market price of our notes will be significantly affected by the market price of our common stock. This may result in greater volatility in the market price of the notes than would be expected for nonconvertible debt securities. The market price of our common stock has experienced, and may continue to experience, considerable volatility. Between January 1, 2008 and May 29, 2009, the trading price of our common stock on the New York Stock Exchange has ranged from a low of $5.55 per share to a high of $15.74 per share. Numerous factors could have a significant effect on the price of our common stock, including those described or referred to in this “Risk Factors” section of this prospectus supplement and the documents incorporated herein by reference as well as, among other things:

•	announcements of fluctuations in our operating results or the operating results of one or more of our competitors;

•	future sales of our common stock or other securities (including any shares issued in connection with earn-out obligations for any past or future acquisition);

•	announcements by us or one of our competitors of new or terminated customers or new, amended or terminated contracts;

•	market conditions for providers of services to communications companies, utilities and government;

•	changes in recommendations or earnings estimates by securities analysts; and

•	announcements of acquisitions by us or one of our competitors.

In addition, the stock market has experienced significant price and volume fluctuations in recent years that have sometimes been unrelated or disproportionate to the operating performance of companies. The market price for our common stock has been volatile, and, because the notes are convertible into shares of our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the notes. Holders who receive common stock upon conversion of the notes will also be subject to the risk of volatility and depressed prices of our common stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock and the value of the notes; and, in connection with certain completed acquisitions, we have issued shares of our common stock or securities that are convertible into shares of our common stock or have the option to issue shares of our common stock instead of cash as consideration for future earn-out obligations, and we may agree to issue such additional securities in connection with other future acquisitions; which, if issued, may affect the market price of our common stock and the value of the notes.

We grow our business organically as well as through acquisitions. One method of acquiring companies or otherwise funding our corporate activities is through the issuance of additional equity securities. In connection with certain completed acquisitions, we have the option to issue shares of our common stock instead of cash for certain earn-out obligations, provided we first register those shares for resale, including one such obligation for which our earn-out obligation is unlimited. Our Amended and Restated Articles of Incorporation provide that we may issue up to a total 145,000,000 shares of common stock, of which 75,688,086 shares were outstanding as of May 28, 2009. Such issuances could have the effect of diluting our earnings per share as well as our existing shareholders’ individual ownership percentages and could lead to volatility in our common stock price.

Additionally, except as described under the section entitled “Underwriting”, we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of additional shares of our common stock upon conversion of the notes, in connection with future acquisitions or other issuances of our common stock or convertible securities, including outstanding options and warrants, or otherwise will dilute the ownership interest of our common shareholders.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of the notes, our common stock or both and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock or the value of the notes. The price of our common stock could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our common stock as a result of this offering. The hedging or arbitrage could, in turn, affect the market price of the notes.

A small number of our existing shareholders have the ability to influence major corporate decisions.

Jorge Mas, our Chairman, Jose Mas, our President and Chief Executive Officer, and other members of the Mas family who are employed by MasTec, beneficially owned approximately 29.2% of the outstanding shares of our common stock as of May 28, 2009. Accordingly, they are in a position to influence:

•	the vote of most matters submitted to our shareholders, including any merger, consolidation or sale of all or substantially all of our assets;

•	the nomination of individuals to our Board of Directors; and

•	a change in our control.

These factors may discourage, delay or prevent a takeover attempt that you might consider in your best interest or that might result in you receiving a premium for your common stock.

Our articles of incorporation and certain provisions of Florida law contain anti-takeover provisions that may make it more difficult to effect a change in our control.

Certain provisions of our Amended and Restated Articles of Incorporation, as amended, and Bylaws and the Florida Business Corporation Act, or the FBCA, could delay or prevent an acquisition or change in control and the replacement of our incumbent directors and management, even if doing so might be beneficial to our shareholders by providing them with the opportunity to sell their shares possibly at a premium over the then market price of our common stock. For example, our Board of Directors is divided into three classes. At any annual meeting of our shareholders, our shareholders only have the right to appoint approximately one-third of the directors on our Board of Directors. Consequently, it will take at least two annual shareholder meetings to effect a change in control of our Board of Directors, which may discourage hostile takeover bids. In addition, our articles of incorporation authorize our Board of Directors, without further shareholder approval, to issue preferred stock. The issuance of preferred stock could also dilute the voting power of the holders of our common stock, including by the grant of voting control to others, which could delay or prevent an acquisition or change in control.

Risks Related to Our Industry and Our Customers’ Industries

The current credit crisis and economic downturn could reduce capital expenditures in the industries we serve, which may result in a decrease in demand for our services.

The demand for our services has been, and will likely continue to be, cyclical in nature and vulnerable to general downturns in the U.S. economy. Given the recent financial market turmoil and tightening of credit, our customers may have difficulty in obtaining financing, which has resulted and may continue to result in cancellations of projects or deferral of projects to a later date. Such cancellations or deferrals have resulted and could continue to result in decreased demand for our services and could materially adversely affect our results of operations, cash flows and liquidity.

In addition, our customers are affected by economic downturns that decrease the need for their services or the profitability of their services. Slow-downs in real estate, fluctuations in commodity prices and decreased demand by end-customers for higher value services could affect our customers and their capital expenditure plans. Because we have been negatively impacted by previous economic downturns, we constantly monitor our customers’ industries and their relative health compared to the economy as a whole. The recent reduction in new housing starts, for example, could negatively impact our customers who utilize our services to construct their “last mile” of communications infrastructure, as well as other industries we serve, including electric utility transmission and grid connection, water and sewer and natural gas pipeline construction. Additionally, our customers who provide satellite and broadband communications to consumers across the country could be adversely impacted by an economic downturn if new subscriptions and upgrades for new and existing consumers are not ordered at the rate that we and our customers anticipate. During an economic downturn, like the current economic downturn, our customers also may not have the ability or desire to continue to fund capital expenditures for infrastructure at their current levels or may determine to outsource less work. A decrease in any of these projects, new subscriptions and upgrades or any other services we provide could materially adversely affect our results of operations, cash flows and liquidity.

Many of the industries we serve are subject to consolidation and rapid technological and regulatory change, and our inability or failure to adjust to our customers’ changing needs could reduce demand for our services.

We derive, and anticipate that we will continue to derive, a substantial portion of our revenue from customers in the communications and utilities industries. The communications and utilities industries are subject to rapid changes in technology and governmental regulation. Changes in technology may reduce the demand for the services we provide. For example, new or developing technologies could displace the wireline systems used for the transmission of voice, video and data, and improvements in existing technology may allow communications providers to significantly improve their networks without physically upgrading them. Technological advances may also result in lower costs for sources of energy, which may render existing wind energy projects and technologies uncompetitive or obsolete. Additionally, both the communications and utilities industries have been characterized by a high level of consolidation that may result in the loss of one or more of our customers. Our failure to rapidly adopt and master new technologies as they are developed in any of the industries we serve or the consolidation of one or more of our significant customers could have a material adverse effect on our results of operations, cash flows and liquidity.

Our industry is highly competitive, which may reduce our market share and harm our financial performance.

Our industry is highly fragmented, and we compete with other companies in most of the markets in which we operate, ranging from small independent firms servicing local markets to larger firms servicing regional and national markets. We also face competition from existing or prospective customers that employ in-house personnel to perform some of the same types of services we provide. There are relatively few barriers to entry into the markets in which we operate and, as a result, any organization that has adequate financial resources and access to technical expertise and skilled personnel may become one of our competitors.

Most of our customers’ work is awarded through a bid process. Consequently, price is often the principal factor in determining which service provider is selected, especially on smaller, less complex projects. Smaller competitors are sometimes able to win bids for these projects based on price alone due to their lower costs and financial return requirements. If we are unsuccessful in bidding on these projects, or if our ability to win such projects requires that we accept lesser margins, then our results of operations, cash flows and liquidity could be materially and adversely affected.

Risks Related to Our Business

We derive a significant portion of our revenue from a few customers, and the loss of one of these customers or a reduction in their demand for our services could impair our financial performance.

For the three months ended March 31, 2009, we derived approximately 36.8%, 10.7% and 5.3% of our revenue from DIRECTV®, AT&T and Verizon, respectively. For the three months ended March 31, 2008, we derived approximately 46.8%, 6.5% and 8.8% of our revenue from DIRECTV®, AT&T and Verizon, respectively. In addition, our ten largest customers accounted for approximately 71.4% and 78.3% of our revenue in the three months ended March 31, 2009 and 2008, respectively. For the year ended December 31, 2008, we derived approximately 34.0%, 11.9% and 7.9% of our revenue from DIRECTV®, AT&T and Verizon, and respectively. For the year ended December 31, 2007, we derived approximately 44.1%, 6.8% and 9.1% of our revenue from DIRECTV®, AT&T and Verizon, respectively. In addition, our ten largest customers accounted for approximately 71.2%, 76.7%, and 76.4% of our revenue in the years ended December 31, 2008, 2007 and 2006, respectively. Because our business is concentrated among relatively few major customers, our revenue could significantly decline if we lose one or more of these customers or if the amount of business we obtain from them is reduced, which could result in reduced profitability and liquidity. In addition, all of the contracts with our largest customers may be canceled on short or no notice. See “— Most of our contracts may be canceled on short or no notice, so our revenue is not guaranteed”, below.

Our profitability and liquidity could decline if certain customers reduce the amounts they pay for our services or if our customers are unable to pay for our services.

In the past, we incurred significant losses after a number of customers filed for bankruptcy or experienced financial difficulties following a general economic downturn and certain industry specific factors that worsened the impact of the overall economic downturn on those customers. In 2008, 2007 and 2006 total provisions for bad debts aggregated to $3.5 million, $17.5 million and $10.0 million, respectively, of which $0.9 million, $14.1 million and $7.9 million, respectively, resulted from anticipated legal settlements and discontinued operations. As of March 31, 2009 and December 31, 2008, the Company had remaining receivables from customers undergoing bankruptcy reorganization totaling $1.6 million, at the end of each period, net of $0.6 million and $0.3 million, respectively, in specific reserves for bad debts, with the remaining amounts expected to be recovered through secured and unsecured claims and enforcement of liens or bonds.

Most of our contracts do not obligate our customers to undertake any infrastructure projects or other work with us.

A significant portion of our revenue is derived from multi-year master service agreements and other service agreements. Under our multi-year master service agreements and other service agreements, we contract to provide customers with individual project services, through work orders, within defined geographic areas on a fixed fee basis. Under these agreements, our customers have no obligation to undertake any infrastructure projects or other work with us. A significant decline in the projects customers assign us under these service agreements could result in a decline in our results of operations, cash flows and liquidity.

We recorded unrealized losses in 2007 and 2008 to reduce the carrying value of certain auction rate securities we hold, and we may incur additional unrealized losses or impairment charges with respect to auction rate securities in future periods.

The current overall credit concerns in capital markets may affect our ability to liquidate certain securities that we classify as securities available for sale on our balance sheet. As of March 31, 2009, all of our securities available for sale, or $33.7 million in par value of auction rate securities, had insufficient bidders at the scheduled rollover dates indicating that immediate liquidity is unavailable. We have recorded an aggregate unrealized loss on these securities of $12.6 million as of March 31, 2009, and have classified the $21.0 million estimated fair value of these securities as non current assets at March 31, 2009.

Our valuation is sensitive to market conditions and management’s judgment and can change significantly based on the assumptions used. Factors that may impact our valuation include changes to credit ratings of the securities as well as to the underlying assets supporting those securities, rates of default of the underlying assets, underlying collateral value, discount rates, counterparty risk and ongoing strength and quality of market credit and liquidity. In May 2009, one of our securities available for sale with a par value of $6.2 million was downgraded to non-investment grade. Additionally, a new accounting pronouncement, FASB Staff Position No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”, which is required to be implemented during the interim period ending after June 15, 2009, may require that we record a portion of our unrealized loss, to the extent it relates to credit risk, as “other than temporary” which would require us to expense in our statement of operations such portion of our unrealized loss. Any such other than temporary impairment could have a material adverse effect on our results of operations.

At this time, we are uncertain as to whether the liquidity issues associated with these investments will improve, when, if at all, we will be able to exit these investments at their par value, whether the new accounting pronouncements will have a material impact, or whether we will incur any additional temporary or other-than-temporary losses as a result of these investments.

Most of our contracts, including those with our largest customers, may be canceled on short or no notice, so our revenue is not guaranteed.

Most of our contracts, including those with our largest customers, are cancelable on short notice or no notice even if we are not in default under any such contract. Many of our contracts, including our service agreements, are periodically open to public bid. We may not be the successful bidder on our existing contracts that are re-bid. We also provide a significant portion of our services on a non-recurring, project-by-project basis. We could experience a reduction in our revenue, profitability and liquidity if:

•	our customers cancel a significant number of contracts;

•	we fail to win a significant number of our existing contracts upon re-bid; or

•	we complete the required work under a significant number of our non-recurring projects and cannot replace them with similar projects.

We may not accurately estimate the costs associated with our services provided under fixed-price contracts which could impair our financial performance.

A substantial portion of our revenue is derived from master service agreements and other service agreements that are fixed price contracts. Under these contracts, we set the price of our services on a per unit or aggregate basis and assume the risk that the costs associated with our performance may be greater than we anticipated. In addition to master or other service agreements we enter into contracts that require installation or construction of specified units within an infrastructure system. Under those agreements, we have also contractually agreed to a price per unit. Profitability will be reduced if the actual costs to complete each unit exceed original estimates. We are also required to immediately recognize the full amount of any estimated costs on these projects if estimated costs to complete the remaining units for the projects exceed the revenue to be earned on such units.

Our profitability is therefore dependent upon our ability to accurately estimate the costs associated with our services. These costs may be affected by a variety of factors, such as lower than anticipated productivity, conditions at the work sites differing materially from what was anticipated at the time we bid on the contract and higher costs of materials and labor. Certain agreements or projects could have lower margins than anticipated or losses if actual costs for our contracts exceed our estimates, which could reduce our profitability, cash flows and liquidity.

Our failure to properly manage projects may result in additional costs or claims, which could have a material adverse effect on our operating results, cash flows and liquidity.

Certain of our engagements involve large-scale, complex projects. The quality of our performance on such a project depends in large part upon our ability to manage our client relationship and the project itself and to timely deploy appropriate resources, including third-party contractors and our own personnel. Our results of operations, cash flows and liquidity could be adversely affected if we miscalculate the resources or time needed to complete a project with capped or fixed fees, or the resources or time needed to meet contractual milestones. In addition, some of our agreements require that we pay liquidated damages if we do not meet project deadlines; therefore, any delay in the completion of projects could subject us to penalties which could further adversely affect our results of operations, cash flows and liquidity. Further, any defects or errors, or failures to meet our customers’ expectations could result in large damage claims against us, and, because of the substantial cost of, and potentially long lead-time necessary to acquire certain of the materials and equipment used in our complex projects, particularly our wind farm projects, damage claims may substantially exceed the amount we can charge for our associated services.

We recognize revenue for our installation/construction fixed price contracts using the percentage-of-completion method, therefore, variations of actual results from our assumptions may reduce our profitability.

We recognize revenue on long-term installation/construction fixed price contracts using the percentage-of-completion method. Under the percentage-of-completion method, we record revenue as work on the contract progresses. The cumulative amount of revenue recorded on a contract at a specified point in time is that percentage of total estimated revenue that incurred costs to date bear to estimated total contract costs. The percentage-of-completion method therefore relies on estimates of total expected contract costs. Contract revenue and total cost estimates are reviewed and revised periodically as the work progresses. Adjustments are reflected in contract revenue in the fiscal period in which such estimates are revised. Estimates are based on management’s reasonable assumptions and experience, but are only estimates. Variation of actual results from estimates on a large project or on a number of smaller projects could be material. We immediately recognize the full amount of the estimated loss on a contract when our estimates indicate such a loss. Such adjustments and accrued losses could result in reduced profitability which could negatively impact our liquidity. For example, for the years ended December 31, 2008, 2007 and 2006, we incurred approximately $0.7 million, $0.3 million and $6.8 million, respectively, of losses on percentage-of-completion contracts. For the year ended December 31, 2006, $6.5 million was included in loss from discontinued operations.

Amounts included in our backlog may not result in actual revenue or translate into profits.

Approximately 83% of our 18-month backlog at December 31, 2008 was composed of master service agreements and other service agreements, none of which require our customers to purchase a minimum amount of services and are cancelable on short or no notice. The balance of our backlog is our estimate of work to be completed on long-term installation/construction fixed price agreements. These backlog amounts are based on our estimates and therefore may not result in actual receipt of revenue in the originally anticipated period, or at all. In addition, contracts included in our backlog may not be profitable. We may experience variances in the realization of our backlog because of project delays or cancellations resulting from weather conditions, external market factors and economic factors beyond our control. If our backlog fails to materialize, our results of operations, cash flows and liquidity would be materially and adversely affected.

Our business is seasonal and is affected by adverse weather conditions and the spending patterns of our customers, exposing us to variable quarterly results.

The budgetary years of many of our specialty infrastructure services customers end December 31. As a result, some of our customers reduce their expenditures and work order requests towards the end of the year.

Adverse weather conditions, particularly during the winter season, also affect our ability to perform outdoor services in certain regions of the United States. As a result, we experience reduced revenue in the first quarter of each calendar year.

Natural catastrophes such as hurricanes in the United States could also have a negative impact on the economy overall and on our ability to perform outdoor services in affected regions or utilize equipment and crews stationed in those regions, which could result in a decline in results of operations, cash flows and liquidity.

Warranty claims resulting from our services could have a material adverse effect on our business.

We generally warrant the work we perform for a one- to two-year period following substantial completion of a project, subject to further extensions of the warranty period following repairs or replacements. We have not historically accrued any reserves for potential warranty claims as they have been immaterial. The costs associated with such warranties, including any warranty-related legal proceedings, could have a material adverse effect on our results of operations, cash flows and liquidity.

We are self-insured against many potential liabilities.

Although we maintain insurance policies with respect to automobile liability, general liability, workers’ compensation and employee group health claims, those policies are subject to high deductibles, and we are self-insured up to the amount of the deductible. Since most claims against us do not exceed the deductibles under our insurance policies, we are effectively self-insured for substantially all claims. We actuarially determine any liabilities for unpaid claims and associated expenses, including incurred but not reported losses, and reflect those liabilities in our balance sheet as other current and non-current liabilities. The determination of such claims and expenses and the appropriateness of the liability is reviewed and updated quarterly. However, insurance liabilities are difficult to assess and estimate due to the many relevant factors, the effects of which are often unknown, including the severity of an injury, the determination of our liability in proportion to other parties, the number of incidents not reported and the effectiveness of our safety program. If our insurance claims increase or costs exceed our estimates of insurance liabilities, we could experience a decline in profitability and liquidity.

Increases in our insurance premiums or collateral requirements could significantly reduce our profitability, liquidity and availability under our credit facility.

Because of factors such as increases in claims, projected significant increases in medical costs and wages, lost compensation and reductions in coverage, insurance carriers may be unwilling to continue to provide us with our current levels of coverage without a significant increase in insurance premiums or collateral requirements to cover our deductible obligations. An increase in premiums or collateral requirements could significantly reduce our profitability and liquidity as well as reduce availability under our revolving credit facility.

We may be unable to obtain sufficient bonding capacity to support certain service offerings, and the need for performance and surety bonds may reduce our availability under our credit facility.

Some of our contracts require performance and payment bonds. We may not be able to maintain a sufficient level of bonding capacity in the future, which could preclude us from being able to bid for certain contracts and successfully contract with certain customers. In addition, even if we are able to successfully renew or obtain performance or payment bonds in the future, we may be required to post letters of credit in connection with the bonds which would reduce availability under our credit facility.

The impact of the Stimulus Act is uncertain.

The credit crisis and economic downturn resulted in a tremendous amount of uncertainty with certain projects being delayed or cancelled. While we believe that the Stimulus Act, which was enacted into law in February 2009, should aid the wind, electrical transmission and rural broadband businesses, the extent to which it will is uncertain.

The Stimulus Act provides for federal tax incentives applicable to the wind energy industry including an investment tax credit, a U.S. Treasury grant program, the production tax credit and accelerated tax depreciation for certain wind assets. The investment tax credit provides that taxpayers can elect to claim an investment tax credit equal to 30% of the cost of certain qualifying assets in lieu of the production tax credit. The grant program allows taxpayers that elect to claim the 30% investment tax credit in lieu of the production tax credit to receive grants from the U.S. Treasury equal to the amount of the investment tax credit (which grants shall be in lieu of such credit). The production tax credit currently provides the owner of a U.S. wind facility (consisting of the pad, tower, and turbine) with a ten-year credit against its federal income tax obligations based on the amount of electricity produced at such facility by the owner and sold to unrelated persons during that period. The accelerated depreciation for wind generation assets provides for a five-year depreciable life for these assets, rather than the 15- to 20-year depreciable lives of many non-renewable energy assets. The Stimulus Act also extends the 50% bonus depreciation deduction for property placed in service in 2009.

The Stimulus Act also contains several provisions aimed at improving the U.S.’s electrical transmission system in part to facilitate the transfer of renewable energy from rural areas to high demand areas, including $6 billion in funds for renewable energy and transmission loan guarantees. The Stimulus Act also provides for $7.2 billion in funds for the development of broadband facilities throughout the United States. There are, however, many uncertainties surrounding how these provisions of the Stimulus Act will be implemented and their effectiveness and we also cannot guarantee you that we will be able to secure additional work as a result of the Stimulus Act.

The tax incentives provided by the Stimulus Act, however, have a finite term. Currently, the election to claim the investment tax credit in lieu of the production tax credit is only available for qualified wind facilities placed in service from 2009 to 2012, the U.S. Treasury grant program will only be applicable to wind projects placed in service in 2009 or 2010 (or after 2010 so long as construction begins in 2009 or 2010 and is completed before 2013), and the production tax credit is scheduled to expire on December 31, 2012 and will not be available for energy generated from wind facilities placed in service after that date unless extended or renewed. We cannot assure you that the new investment tax credit or U.S. Treasury grant program will be effective or that any future efforts to extend or renew the production tax credit, the investment tax credit, or the U.S. Treasury grant program will be successful or that any extension or renewal will be on terms that are as favorable as those that currently exist. In addition, we cannot assure you that any extension or renewal of the production tax credit, the investment tax credit, or the U.S. Treasury grant program would be enacted prior to its expiration or, if allowed to expire, that any extension or renewal enacted thereafter would be enacted with retroactive effect. We also cannot assure you that the tax laws providing for accelerated depreciation of wind generation assets will not be modified, amended or repealed in the future. The ability of our customers to obtain financing for these wind farm developments would be impaired or eliminated and the resulting wind farms would be less profitable thereby potentially reducing demand for our wind power services if the investment tax credit or the Department of Energy grant program are not effective or if the federal production tax credit is not extended or renewed, or is extended or renewed at a lower rate. This ability may be further impaired or eliminated if the investment tax credit or the U.S. Treasury grant program in not extended or renewed, or is extended or renewed at a lower rate. Our revenue and results of operations could be materially adversely affected if demand for our wind power services were reduced.

Changes to renewable portfolio standards could negatively impact our results of operations, cash flows and liquidity.

A significant portion of our business is currently focused on providing services to owners and operators of wind power facilities. The development of wind facilities is highly dependent upon the federal production tax credit (discussed above) and the existence of renewable portfolio standards and other state incentives. Renewable portfolio standards are state specific statutory provisions specifying that electric utilities generate a certain amount of electricity from renewable energy sources or devote a certain portion of its plant capacity to renewable energy sources. Additionally, certified renewable energy generators earn certificates for every unit of electricity they produce and can sell these along with their electricity to supply companies. These standards have spurred significant growth in the wind energy industry and a corresponding increase in the demand for our wind power-related services. Currently, 26 states in the United States as well as the District of Columbia have adopted renewable portfolio standards or goals. Eliminations of or changes to existing renewable portfolio standards may impact the demand for our wind power-related services.

We have agreed to keep certain liabilities related to the state Department of Transportation related projects and assets that were sold in February 2007.

Effective February 1, 2007, we sold our state Department of Transportation related projects and assets. On January 24, 2008, we entered into a settlement agreement with the buyer of our state Department of Transportation projects and assets to settle previously disclosed warranty, indemnification and other claims primarily relating to work we had performed on the state Department of Transportation projects we sold. In connection with the settlement agreement, the parties also agreed to further amend and restate the Amended Asset Purchase Agreement effective as of January 24, 2008, which we refer to as the Revised Amended Agreement. In connection with the sale of our state Department of Transportation related projects and assets and the related settlement, we agreed to keep certain liabilities, mainly related to the cost to maintain and continue certain performance and payment bonds, certain obligations under leases between the parties and certain other litigation matters. We may also be unable to recover any losses we incur as a result of any third party claims to the extent any third parties seek payment from us directly and we are unable to recover such losses from the buyer pursuant to the indemnification obligations contained in the Revised Amended Agreement; including, in the event the buyer were financially unable to meet certain obligations, any losses resulting from creditor claims.

Under the terms of the Revised Amended Agreement, the buyer is no longer required to issue a standby letter of credit in our favor in February 2008 to cover any remaining exposure related to our bonded obligations. Instead, pursuant to the terms of the settlement agreement, the buyer entered into indemnity agreements directly with certain surety bonding companies in connection with our bonded obligations. Therefore, if the buyer is unable to meet its contractual obligations, the surety bonding company can seek its remedies under the indemnity agreement. If the surety bonding company, however, pays the amounts due under the bonds, the surety bonding company will seek reimbursement of such payment from us. Accordingly, we may incur losses in the future related to these contingent liabilities if the buyer does not complete the bonded contracts and we are unable to recover such losses from the buyer pursuant to the indemnification provisions contained in the Revised Amended Agreement. At March 31, 2009, we estimated that the remaining cost to complete these state Department of Transportation projects was $2.1 million on the related $159.7 million in performance and payment bonds.

We may incur goodwill impairment charges in our reporting entities which could harm our profitability.

In accordance with Statement of Financial Accounting Standards, No. 142, “Goodwill and Other Intangible Assets”, or SFAS No. 142, we periodically review the carrying values of our goodwill to determine whether such carrying values exceed the fair market value. In connection with our decision to sell substantially all our Canadian net assets, we wrote off goodwill associated with this entity in the amount of $0.4 million for the year ended December 31, 2007. When we acquire a business, we record goodwill equal to the excess amount we pay for the business, including liabilities assumed, over the fair value of the tangible and intangible assets of the business we acquire. As a result of the acquisitions we completed during the years ended December 31, 2007 and 2008, we have recorded $52.2 million and $221.5 million, respectively, of goodwill and other identifiable intangible assets in connection with acquisitions and payments of earn-outs made during those periods. We expect to continue to record additions to goodwill in future periods in connection with these acquisitions, particularly as a result of future earn-out payments, and future acquisitions. We may incur additional impairment charges related to goodwill in connection with any of our acquisitions in the future if the markets they serve or their business deteriorate.

We may incur restructuring or impairment charges which could reduce our profitability.

From time to time we review our operations in an effort to improve profitability. We could incur charges in the future as a result of:

•	eliminating service offerings that no longer fit into our business strategy;

•	reducing or eliminating services that do not produce adequate revenue or margin;

•	reducing costs of businesses that provide adequate profit contributions but need margin improvements; and

•	reviewing new business opportunities capable of utilizing our existing human and physical resources.

For example, as a result of the sale of our state Department of Transportation operations, we recorded impairment charges totaling $44.5 million and $2.9 million for the years ended December 31, 2006 and 2007, respectively. All charges related to restructuring or impairment would be reflected as operating expenses and could materially reduce our profitability and liquidity.

Our revolving Credit Facility and senior notes impose restrictions on us which may prevent us from engaging in transactions that might benefit us, including responding to changing business and economic conditions or securing additional financing, if needed.

At March 31, 2009, we had outstanding $150.0 million aggregate principal amount of our 7.625% senior notes due February 2017. We also have a revolving credit facility, which is secured by substantially all of our assets and the assets of our wholly-owned subsidiaries and a pledge of the stock of certain of our operating subsidiaries, including all of our significant subsidiaries and the guarantors of our 7.625% senior notes due 2017 and the notes offered hereby, under which we had $20.0 million outstanding cash draws at March 31, 2009. We amended and restated our revolving credit facility effective July 29, 2008 and expanded the maximum available borrowing from $150.0 million to $210.0 million, subject to certain restrictions. At March 31, 2009, the availability under the credit facility was approximately $51.9 million net of outstanding standby letters of credit aggregating $81.9 million. The terms of our indebtedness contain customary events of default and covenants that prohibit us from taking certain actions without satisfying certain financial tests or obtaining the consent of the lenders. The prohibited actions include, among other things:

•	buying back shares in excess of specified amounts;

•	making investments and acquisitions in excess of specified amounts;

•	incurring additional indebtedness in excess of specified amounts;

•	paying cash dividends;

•	creating certain liens against our assets;

•	prepaying our other indebtedness, excluding the senior notes;

•	engaging in certain mergers or combinations; and

•	engaging in transactions that would result in a “change of control” (as defined in the credit facility and indenture).

Our Credit Facility requires us to comply with a minimum fixed charge coverage ratio. Should we be unable to comply with the terms and covenants of our Credit Facility, we would be required to obtain further modifications of the facility or secure another source of financing to continue to operate our business. A default could result in the acceleration of either our obligations under the Credit Facility or under the indenture relating to the senior notes, or both. In addition, these covenants may prevent us from engaging in transactions that benefit us, including responding to changing business and economic conditions or securing additional financing, if needed. Our business is capital intensive and, to the extent we need additional financing, we may not be able to obtain such financing at all or on favorable terms, which may materially decrease our profitability, cash flows and liquidity.

If we are unable to attract and retain qualified managers and skilled employees, we will be unable to operate efficiently which could reduce our revenue, profitability and liquidity.

Our business is labor intensive, and some of our operations experience a high rate of employee turnover. In addition, given the nature of the highly specialized work we perform, many of our employees are trained in and possess specialized technical skills. At times of low unemployment rates in the areas we serve, it can be difficult for us to find qualified and affordable personnel. We may be unable to hire and retain a sufficient skilled labor force necessary to support our operating requirements and growth strategy. Our labor expenses may increase as a result of a shortage in the supply of skilled personnel. We may also be forced to incur significant training expenses if we are unable to hire employees with the requisite skills. Additionally, our business is managed by a number of key executive and operational officers and is dependent upon retaining and recruiting qualified management. Labor shortages, increased labor or training costs or the loss of key personnel could materially adversely affect our results of operations, cash flows and liquidity.

Increases in the costs of fuel could reduce our operating margins.

The price of fuel needed to run our vehicles and equipment is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by the Organization of the Petroleum Exporting Countries and other oil and gas producers, war and unrest in oil producing countries, regional production patterns and environmental concerns. Most of our contracts do not allow us to adjust our pricing. Accordingly, any increase in fuel costs could materially reduce our profitability and liquidity.

Our subcontractors may fail to satisfy their obligations to us or other parties, or we may be unable to maintain these relationships, either of which may have a material adverse affect our results of operations, cash flows and liquidity.

We depend on subcontractors to complete some of the work on some of our projects. There is a risk that we may have disputes with subcontractors arising from, among other things, the quality and timeliness of work performed by the subcontractor, customer concerns about the subcontractor or our failure to extend existing task orders or issue new task orders under a subcontract. In addition, if any of our subcontractors fail to deliver on a timely basis the agreed-upon supplies and/or perform the agreed-upon services, then our ability to fulfill our obligations as a prime contractor may be jeopardized. In addition, the absence of qualified subcontractors with whom we have a satisfactory relationship could adversely affect the quality of our service and our ability to perform under some of our contracts. Any of these factors may have a material adverse effect on our results of operations, cash flows and liquidity.

We may choose, or be required, to pay our subcontractors even if our customers do not pay, or delay paying, us for the related services.

We use subcontractors to perform portions of our services and to manage work flow. In some cases, we pay our subcontractors before our customers pay us for the related services. If we choose, or are required, to pay our subcontractors for work performed for customers who fail to pay, or delay paying us for the related work, we could experience a material decrease in profitability and liquidity.

Our failure to comply with environmental laws could result in significant liabilities.

Some of the work we perform is in underground environments. If the field location maps supplied to us are not accurate, or if objects are present in the soil that are not indicated on the field location maps, our underground work could strike objects in the soil containing pollutants and result in a rupture and discharge of pollutants. In such a case, we may be liable for fines and damages.

We own and lease several facilities at which we store our equipment. Some of these facilities contain fuel storage tanks which may be above or below ground. If these tanks were to leak, we could be responsible for the cost of remediation as well as potential fines.

We sometimes perform directional drilling operations below certain environmentally sensitive terrains and water bodies. Due to the inconsistent nature of the terrain and water bodies, it is possible that such directional drilling may cause a surface fracture releasing subsurface materials. These releases may contain contaminants in excess of amounts permitted by law, potentially exposing us to remediation costs and fines.

In addition, new environmental laws and regulations, stricter enforcement of existing laws and regulations, the discovery of previously unknown contamination or leaks, or the imposition of new clean-up requirements could require us to incur significant costs or become the basis for new or increased liabilities that could have a material negative impact our results of operations, cash flows and liquidity.

Our failure to comply with the regulations of the U.S. Occupational Safety and Health Administration, the U.S. Department of Transportation and other state and local agencies that oversee transportation and safety compliance could reduce our revenue, profitability and liquidity.

The Occupational Safety and Health Act of 1970, as amended, or OSHA, establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Safety and Health Administration and various record keeping, disclosure and procedural requirements. Various standards, including standards for notices of hazards, safety in excavation and demolition work, may apply to our operations. We have incurred, and will continue to incur, capital and operating expenditures and other costs in the ordinary course of our business in complying with OSHA and other state and local laws and regulations and could incur penalties and fines in the future, including in extreme cases, criminal sanctions.

We have, from time to time, received notice from the U.S. Department of Transportation that our motor carrier operations will be monitored and that the failure to improve our safety performance could result in suspension or revocation of vehicle registration privileges. If we cannot successfully resolve these issues, our ability to service our customers could be damaged which could lead to a material reduction of our results of operations, cash flows and liquidity.

Our financial results are based, in part, upon estimates and assumptions that may differ from actual results.

In preparing our consolidated financial statements in conformity with accounting principles generally accepted in the United States, a number of estimates and assumptions are made by management that affect the amounts reported in the financial statements. These estimates and assumptions must be made because certain information that is used in the preparation of our financial statements is either dependent on future events or cannot be calculated with a high degree of precision from data available. In some cases, these estimates are particularly uncertain and we must exercise significant judgment. Estimates are primarily used in our assessment of the revenue recognition for costs and estimated earnings in excess of billings, allowance for doubtful accounts, accrued self-insured claims, valuation of goodwill and intangible assets, asset lives used in computing depreciation and amortization, including amortization of intangibles, the fair value of securities available for sale and accounting for performance-based stock awards, income taxes (including net deferred tax assets) and other contingencies and litigation. Actual results could differ materially from the estimates and assumptions that we use, which could have a material adverse effect on our results of operations, cash flows and liquidity.

Our business is subject to hazards that could result in substantial liabilities and weaken our financial condition.

Construction projects undertaken by our employees involve exposure to electrical lines, pipelines carrying potentially explosive materials, heavy equipment, mechanical failures, transportation accidents, adverse weather conditions and damage to equipment and property. These hazards can cause personal injuries and loss of life, severe damage to or destruction of property and equipment and other consequential damages and could lead to suspension of operations and large damage claims (which could, in some cases, substantially exceed the amount we charge for the associated services). In addition, if serious accidents or fatalities occur or our safety record were to deteriorate, we may be restricted from bidding on certain work and obtaining other new contracts, and certain existing contracts could be terminated. In addition, our safety processes and procedures are monitored by various agencies and rating bureaus. See “Risk Factors — Our failure to comply with the regulations of the U.S. Occupational Safety and Health Administration, the U.S. Department of Transportation and other state and local agencies that oversee transportation and safety compliance could reduce our revenue, profitability and liquidity.” The occurrence of accidents in our business could result in significant liabilities, employee turnover, increase the costs of our projects or harm our ability to perform under our contracts or enter into new contracts with customers, which could materially reduce our revenue, profitability and liquidity.

Many of our customers are highly regulated and the addition of new regulations or changes to existing regulations may adversely impact their demand for our specialty contracting services and the profitability of those services.

Many of our communications customers are regulated by the Federal Communications Commission, or FCC, and our energy customers are regulated by the Federal Energy Regulatory Commission, or FERC, and, in addition, our utility customers are regulated by state public utility commissions. These agencies may interpret the application of their regulations in a manner that is different than the way such regulations are currently interpreted and may impose additional regulations. If existing or new regulations have an adverse affect on our customers and adversely impact the profitability of the services they provide, then demand for our specialty contracting services may be reduced.

Claims, lawsuits and proceedings could reduce our profitability, cash flows and liquidity.

We are subject to various claims, lawsuits and proceedings which arise in the ordinary course of business. These actions may seek, among other things, compensation for alleged personal injury, workers’ compensation, employment discrimination, breach of contract, property damage, punitive damages, civil penalties or other losses, consequential damages or injunctive or declaratory relief. In addition, pursuant to our service agreements, we generally indemnify our customers for claims related to the services we provide thereunder. Claimants may seek large damage awards and defending claims can involve significant costs. When appropriate, we establish reserves against these items that we believe to be adequate in the light of current information, legal advice and professional indemnity insurance coverage, and we adjust such reserves from time to time according to case developments. If our reserves are inadequate, or if in the future our insurance coverage proves to be inadequate or unavailable or there is an increase in liabilities for which we self-insure, we could experience a reduction in our profitability and liquidity. An adverse determination on any such claim, lawsuit or proceeding could have a material adverse effect on our business, financial condition or results of operations. In addition, claims, lawsuits and proceedings may harm our reputation or divert management resources away from operating our business.

Acquisitions involve risks that could result in a reduction of our operating results, cash flows and liquidity.

We have made, and in the future plan to make, strategic acquisitions such as our recent acquisition of Wanzek Construction, Inc., our largest strategic acquisition to date. However, we may not be able to identify suitable acquisition opportunities or may be unable to obtain the consent of our lenders and therefore not be able to complete such acquisitions. We may pay for acquisitions with our common stock or convertible securities which may dilute your investment in our common stock or decide to pursue acquisitions that investors may not agree with. In connection with most of our acquisitions, we have also agreed to substantial earn-out arrangements. To the extent we defer the payment of the purchase price for any acquisition through a cash earn-out arrangement, it will reduce our cash flows in subsequent periods. In addition, acquisitions may expose us to operational challenges and risks, including:

•	the ability to profitably manage additional businesses or successfully integrate the acquired business operations and financial reporting and accounting control systems into our business;

•	increased indebtedness and contingent purchase price obligations associated with an acquisition;

•	the ability to fund cash flow shortages that may occur if anticipated revenue is not realized or is delayed, whether by general economic or market conditions or unforeseen internal difficulties;

•	the availability of funding sufficient to meet increased capital needs;

•	diversion of management’s attention; and

•	the ability to hire qualified personnel required for expanded operations.

A failure to successfully manage the operational challenges and risks associated with or resulting from acquisitions could result in a reduction of our results of operations, cash flows and liquidity. Borrowings or issuances of convertible securities associated with these acquisitions may also result in higher levels of indebtedness which could impact our ability to service our debt within the scheduled repayment terms.

Our inability to enforce non-competition agreements with former principals and key management of the businesses we acquire may adversely affect our operating results, cash flows and liquidity.

In connection with our acquisitions, we generally require that key management and the former principals of the businesses we acquire enter into non-competition agreements in our favor. The laws of each state differ concerning the enforceability of non-competition agreements. Generally, state courts will examine all of the facts and circumstances at the time a party seeks to enforce a non-competition agreement; consequently, we cannot predict with certainty whether, if challenged, a court will enforce any particular non-competition agreement. If one or more former principals or members of key management of the businesses we acquire leave us and the courts refuse to enforce the non-compete agreement entered into by such person or persons, we might be subject to increased competition, which could materially and adversely affect our operating results, cash flows and liquidity.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,					Three months ended March 31, 2009
	2008	2007	2006	2005	2004(1)
Ratio of Earnings to Fixed Charges	2.8	1.3	2.2	1.6	—	2.0

(1)	For the year ended December 31, 2004, we had an earnings-to-fixed charges coverage deficiency of approximately $11.2 million.

For the purpose of computing the ratio of earnings to fixed charges, earnings were calculated using pretax income from continuing operations before adjustment for minority interest and equity in joint ventures, adding fixed charges and distributed income from joint ventures and subtracting interest capitalized. Fixed charges consist of interest expensed and capitalized, amortization of premiums, discounts, capitalized expenses related to indebtedness and estimated interest within rental expense.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $95.9 million (or $110.3 million if the option to purchase additional notes is exercised in full), after deducting the underwriting discount and estimated expenses of this offering payable by us.

We intend to use the net proceeds from this offering to repay all of our outstanding 8% subordinated convertible notes due December 2013, in an aggregate principal amount of $55 million plus all interest accrued thereto, as soon as practicable after the completion of this offering. We intend to use the remaining net proceeds from this offering for working capital, possible acquisitions of assets and businesses and other general corporate purposes.

COMMON STOCK PRICE RANGE AND DIVIDENDS

Our common stock is listed on the New York Stock Exchange under the symbol “MTZ”. The following table sets forth, for the periods indicated, the high and low per share sale prices of our common stock, as reported by the New York Stock Exchange.

	Price Range of Common Stock
	High	Low
2007
First Quarter	$12.40	$10.60
Second Quarter	$16.25	$10.84
Third Quarter	$16.10	$12.02
Fourth Quarter	$16.00	$8.68
2008
First Quarter	$10.32	$6.96
Second Quarter	$12.10	$7.18
Third Quarter	$15.74	$9.73
Fourth Quarter	$13.20	$5.55
2009
First Quarter	$13.00	$8.90
Second Quarter (through May 29, 2009)	$14.00	$11.26

On May 29, 2009, the last reported sale price of our common stock on the New York Stock Exchange was $12.95 per share. At our 2009 Annual Meeting of Shareholders, held on May 14, 2009, our shareholders approved an amendment to our Amended and Restated Articles of Incorporation, increasing the number of shares of authorized common stock, par value $0.10 per share, from 100,000,000 to 145,000,000. As of May 28, 2009, 75,688,086 shares of common stock were outstanding.

As of May 28, 2009, there were 3,509 shareholders of record of our common stock.

We have never paid any cash dividends and do not anticipate paying any cash dividends in the foreseeable future. Instead we intend to retain any future earnings for reinvestment. Our Board of Directors will make any future determination as to the payment of dividends at its discretion, and its determination will depend upon our operating results, financial condition and capital requirements, general business conditions and such other factors that the board of directors considers relevant. In addition, our credit agreements prohibit us from paying cash dividends or making other distributions on our common stock without the prior consent of the lender, and the indenture governing our 7.625% senior notes due 2017 contains covenants that restrict our ability to make certain payments including the payment of dividends.

DESCRIPTION OF COMMON STOCK

Please read the information set forth under the heading “Description of Common and Preferred Stock” beginning on page 5 of the accompanying prospectus. At our 2009 Annual Meeting of Shareholders, held on May 14, 2009, our shareholders approved an amendment to our Amended and Restated Articles of Incorporation, increasing the number of shares of authorized common stock, par value $0.10 per share, from 100,000,000 to 145,000,000. As of May 28, 2009, 75,688,086 shares of common stock were outstanding.

CAPITALIZATION

The following table sets forth our cash and cash equivalents balances and our capitalization as of March 31, 2009:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the issuance and sale of the notes offered hereby (assuming no exercise of the underwriter’s option to purchase additional notes) and the application of the net proceeds thereof as described under “Use of Proceeds”.

You should read the following table in conjunction with (i) the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which is incorporated by reference in this prospectus supplement, and (ii) the sections entitled “Description of Notes” and “Description of Common Stock” in this prospectus supplement and “Description of Common and Preferred Stock” in the accompanying prospectus.

	As of March 31, 2009
	Actual	As Adjusted
	(unaudited) (in thousands)
Cash and cash equivalents, including restricted cash of $18,050(1)	$57,623	$96,475

Notes Outstanding:
Notes offered hereby	$—	$100,000
7.625% senior notes due 2017	150,000	150,000
8.00% convertible notes due 2013	55,000	—
Revolving credit facility	20,000	20,000
7.05% Equipment term loan due in installments through 2013	18,951	18,951
Capital lease obligations	10,320	10,320
Notes payable for equipment, at interest rates up to 9% due in installments through 2013	23,213	23,213

Total debt	277,484	322,484

Total shareholders’ equity	457,234	457,234

Total capitalization	$734,718	$779,718

(1)	Restricted cash, included in cash and cash equivalents, represents cash deposited in support of letters of credit issued through our Credit Facility. Our Credit Facility provides full availability for those funds and there is no reduction in liquidity. The cash is invested in certificates of deposit with maturities equal to or less than 90 days.

DESCRIPTION OF NOTES

The notes will be issued under a supplemental indenture (the “Supplemental Indenture”) among MasTec, Inc., as issuer, the guarantors and U.S. Bank National Association, as trustee, to the Indenture to be dated as of the closing date (the “Base Indenture” and together with the Supplemental Indenture, the “Indenture”). The terms of the notes include those provided in the Indenture and those terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is only a summary of the material provisions of the notes and the Indenture. We urge you to read the Indenture in its entirety because it, and not this description, define your rights as a holder of the notes. You may request copies of these documents as set forth under the caption “Where You Can Find More Information.”

When we refer to “MasTec, Inc.,” “MasTec,” “we,” “our” or “us” in this section, we refer only to MasTec, Inc. and not its subsidiaries.

Brief Description of the Notes

The notes will:

•	initially be limited to $100 million aggregate principal amount ($115 million aggregate principal amount if the underwriters exercise in full their option to purchase additional notes);

•	bear interest at a rate of % per year, payable semi-annually in arrears, on June 15 and December 15 of each year, commencing on December 15, 2009;

•

be general unsecured obligations, ranking equally in right of payment with all of our existing and future senior indebtedness; senior in right of payment to all of our existing and future subordinated indebtedness; effectively subordinated in right of payment to our existing and future secured indebtedness; and structurally subordinated to all existing and future debt of any subsidiaries that are not guarantors, including trade payables;

•

be convertible by you at any time on or prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date, into shares of our common stock initially at a conversion rate of              shares of our common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $     per share. In the event of certain types of fundamental changes, we will increase the conversion rate as described herein;

•	not be subject to redemption at our option prior to maturity;

•

be subject to repurchase by us at your option if a fundamental change occurs, at a cash repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date, as set forth under “—Fundamental Change Put”;

•	be due on June 15, 2014, unless earlier converted or repurchased by us at your option; and

•	initially be guaranteed, jointly and severally, on an unsecured unsubordinated basis by each of our subsidiaries that guarantee our 7.625% Senior Notes due 2017.

Neither we nor any of our subsidiaries will be subject to any financial covenants under the Indenture. In addition, neither we nor any of our subsidiaries will be restricted under the Indenture from paying dividends, incurring debt or issuing or repurchasing our securities. You are not afforded protection under the Indenture in the event of a highly leveraged transaction or a change in control of us, except to the extent described below under “ — Conversion Rights” and “ — Fundamental Change Put.”

No sinking fund is provided for the notes and the notes will not be subject to defeasance.

The notes initially will be issued in book-entry form only in denominations of $1,000 principal amount and whole multiples thereof. Beneficial interests in the notes will be shown on, and transfers of beneficial interests in the notes will be effected only through, records maintained by The Depository Trust Company, or DTC, or its nominee, and any such interests may not be exchanged for certificated notes except in limited circumstances. For information regarding conversion, registration of transfer and exchange of global notes held in DTC, see “—Form, Denomination and Registration—Global Notes, Book-Entry Form.”

If certificated notes are issued, you may present them for conversion, registration of transfer and exchange, without service charge, at our office or agency in New York City, which will initially be the office or agency of the trustee in New York City.

Guarantees

Payment of the principal of, premium, if any, and interest on the notes will be guaranteed, jointly and severally, on an unsecured unsubordinated basis by each of our subsidiaries that guarantee our 7.625% Senior Notes due 2017. In addition, each future wholly-owned domestic subsidiary that guarantees any unsecured indebtedness of MasTec will guarantee the payment of the principal of, premium, if any, and interest on the notes.

The obligations of each subsidiary guarantor under its note guarantee will be limited so as not to constitute a fraudulent conveyance under applicable federal or state laws. Each subsidiary guarantor that makes a payment or distribution under its note guarantee will be entitled to contribution from any other subsidiary guarantor or MasTec, as the case may be.

The note guarantee issued by any subsidiary guarantor will be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer to any person (other than an affiliate of MasTec) of (i) the capital stock of such subsidiary guarantor so that such subsidiary guarantor is no longer a subsidiary of MasTec or (ii) all or substantially all of the assets of such subsidiary guarantor, (2) the release or discharge of the guarantee which resulted in the creation of such note guarantee, except a discharge or release by or as a result of payment under such guarantee, or (3) the release or discharge of any and all guarantees of other unsecured indebtedness of MasTec provided by such subsidiary guarantor to the holders of other unsecured indebtedness (including any deemed release upon payment in full of all obligations under such other unsecured indebtedness); provided, however, to the extent that any subsidiary of MasTec provides a guarantee of any unsecured indebtedness of MasTec in the future, such subsidiary shall be required to guarantee the notes.

Additional Notes

We may, without the consent of the holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional notes; provided that such differences do not cause the additional notes to constitute a different class of securities than the notes for U.S. federal income tax purposes; provided further, that the additional notes have the same CUSIP number as the notes offered hereby; and provided further, that the additional notes may have a different CUSIP number on a temporary basis if necessary to comply with applicable U.S. securities laws. The notes offered by this Prospectus Supplement and any additional notes would rank equally and ratably and would be treated as a single class for all purposes under the Indenture. No additional notes may be issued if any event of default has occurred with respect to the notes and is continuing.

Payment at Maturity

On the maturity date, each holder will be entitled to receive on such date $1,000 in cash for each $1,000 in principal amount of notes, together with premium, if any, accrued and unpaid interest

(including additional interest, if any) to, but not including, the maturity date. With respect to global notes, principal, premium, if any, and interest (including additional interest, if any) will be paid to DTC in immediately available funds. With respect to any certificated notes, principal and interest (including additional interest, if any) will be payable at our office or agency in New York City, which initially will be the office or agency of the trustee in New York City.

Interest

The notes will bear interest at a rate of     % per year. Interest will accrue from the date of original issuance of the notes or from the most recent date to which interest has been paid or duly provided for. We will pay interest (including additional interest, if any) semi-annually, in arrears on June 15 and December 15 of each year, commencing on December 15, 2009, to holders of record at 5:00 p.m., New York City time, on the preceding June 1 and December 1, respectively. However, there are two exceptions to the preceding sentence:

•	we will not pay in cash accrued interest (excluding any additional interest) on any notes when they are converted, except as described under “—Conversion Rights;” and

•

we may pay accrued and unpaid interest (including additional interest, if any) to a person other than the holder of record on the record date immediately prior to the maturity date. On such date, we will pay accrued and unpaid interest only to the person to whom we pay the principal amount.

We will pay interest on:

•	global notes to DTC in immediately available funds;

•

any certificated notes having a principal amount of less than $2,000,000, by check mailed to the holders of those notes; provided, however, at maturity, interest will be payable as described under “— Payment at Maturity;” and

•

any certificated notes having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the holders of these notes duly delivered to the trustee at least five business days prior to the relevant interest payment date; provided, however, at maturity, interest will be payable as described under “ — Payment at Maturity.”

Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If a payment date is not a business day, payment will be made on the next succeeding business day, and no additional interest will accrue thereon.

To the extent lawful, payments of principal or interest (including additional interest, if any) on the notes that are not made when due will accrue interest at the annual rate of 1% above the then applicable interest rate from the required payment date.

Conversion Rights

Holders may convert their notes at any time prior to 5:00 p.m., New York City time, on the business day preceding the maturity date at an initial conversion rate of          shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $         per share). The conversion rate will be subject to adjustment as described below. Unless we have previously purchased the notes, you will have the right to convert any portion of the principal amount of any notes that is an integral multiple of $1,000 at any time on or prior to the close of business on the business day immediately preceding the maturity date.

Except as provided in the next paragraph, upon conversion, you will not receive any separate cash payment of accrued and unpaid interest (excluding any additional interest) on the notes. Accrued and unpaid interest (excluding any additional interest), to the conversion date is deemed to be paid in full with the shares of our common stock issued upon conversion rather than cancelled, extinguished or forfeited.

If you convert after the record date for an interest payment but prior to the corresponding interest payment date, you will receive on the corresponding interest payment date the interest (including additional interest, if any) accrued and unpaid on your notes, notwithstanding your conversion of those notes prior to the interest payment date, assuming you were the holder of record on the corresponding record date. However, except as provided in the next sentence, at the time you surrender your notes for conversion, you must pay us an amount equal to the interest (excluding any additional interest) that has accrued and will be paid on the notes being converted on the corresponding interest payment date. You are not required to make such payment:

•	if you convert your notes following the regular record date immediately preceding the maturity date;

•

if you convert your notes in connection with a fundamental change and we have specified a fundamental change repurchase date that is after a record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest (including overdue additional interest, if any), if overdue interest (or overdue additional interest) exists at the time of conversion with respect to your notes.

Except as described under “— Conversion Rights — Conversion Rate Adjustments,” we will not make any payment or other adjustment for dividends on any common stock issued upon conversion of the notes.

Conversion Procedures

Procedures to be Followed by a Holder

If you hold a beneficial interest in a global note, to convert you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay funds equal to interest (excluding any additional interest) payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the notes or a facsimile of the conversion notice;

•	deliver the completed conversion notice and the notes to be converted to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay funds equal to interest (but excluding any additional interest) payable on the next interest payment date to which you are not entitled; and

•	if required, pay all transfer or similar taxes, if any.

The conversion date will be the date on which you have satisfied all of the foregoing requirements. The notes will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the conversion date.

You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own. Certificates representing common stock will be issued and delivered only after all applicable taxes and duties, if any, payable by you have been paid in full.

We will not issue fractional shares of our common stock upon conversion of the notes. Instead, we will pay cash in lieu of fractional shares based on the closing sale price of our common stock on the final trading day of the conversion period.

Conversion Rate Adjustments

We will adjust the conversion rate for the following events:

(1) If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	×	OS1
OS0

where,

CR1 =	the conversion rate in effect immediately prior to the open of business on the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

CR0 =	the conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

OS0 =	the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution or the effective date of such share split or combination;

OS1 =	the number of shares of our common stock that would be outstanding immediately after giving effect to such dividend, distribution, share split or combination, as the case may be.

(2) If we distribute to all or substantially all holders of our common stock any rights or warrants (other than rights issued pursuant to a shareholders’ right plan) entitling them for a period of not more than 45 days from the issuance date for such distribution to subscribe for or purchase shares of our common stock, at a price per share less than the last reported sale price of our common stock on the trading day immediately preceding the declaration date of such distribution, the conversion rate will be increased based on the following formula; provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration:

CR1	=	CR0	×	OS0 + X
OS0 + Y

where,

CR1 =	conversion rate in effect immediately prior to the open of business on the record date for such distribution;

CR0 =	the conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the record date for such distribution;

OS0 =	the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such distribution;

X =	the total number of shares of our common stock issuable pursuant to such rights or warrants; and

Y =	the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the record date for such distribution.

(3) If we distribute shares of our capital stock, evidences of our indebtedness or other of our assets or property to all or substantially all holders of our common stock, excluding:

•	dividends or distributions as to which adjustment is required to be effected in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	spin-offs described below in the second paragraph of this clause (3),

then the conversion rate will be increased based on the following formula:

CR1	=	CR0	×	SP0
SP0 – FMV

where,

CR1 =	conversion rate in effect immediately prior to the open of business on the record date for such distribution;

CR0 =	the conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the record date for such distribution;

SP0 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the record date for such distribution; and

FMV =	the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock as of the open of business on the record date for such distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours that are listed on a national or regional securities exchange, which is referred to in this Prospectus Supplement as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1	=	CR0	×	FMV + MP0
MP0

where,

CR1 =	conversion rate in effect immediately prior to the open of business on the record date for the spin-off;

CR0 =	the conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the record date for the spin-off;

FMV =	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading day period immediately following, and including, the third trading day after the record date for such spin-off (such period, the “valuation period”); and

MP0 =	the average of the last reported sale prices of our common stock over the valuation period.

Any adjustment to the conversion rate under the preceding paragraph of this clause (3) will be made immediately after the open of business on the day after the last day of the valuation period, but will be given effect as of the open of business on the record date for the spin-off. Because we will make the adjustment to the conversion rate at the end of the valuation period with retroactive effect, we will delay the settlement of any notes where the final day of the related observation period occurs during the valuation period. In such event, we will deliver shares of our common stock (based on the adjusted conversion rate as described above) on the third business day immediately following the last day of the valuation period.

(4) If we pay any cash dividends or distributions paid exclusively in cash to all or substantially all holders of our common stock (other than dividends or distributions made in connection with our liquidation, dissolution or winding-up or upon a merger, consolidation or sale, lease, transfer, conveyance or other disposition resulting in a change in the conversion consideration as described under “—Change in the Conversion Rights upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events”), the conversion rate will be increased based on the following formula:

CR1	=	CR0	×	SP0
SP0 – C

where,

CR1 =	conversion rate in effect immediately prior to the open of business on the record date for such dividend or distribution;

CR0 =	the conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the record date for such distribution;

SP0 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the record date for such distribution; and

C =	the amount in cash per share we distribute to holders of our common stock.

(5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1	=	CR0	×	AC + ( SP 1 × OS1 )
OS0 × SP1

where,

CR1 =	the conversion rate in effect immediately prior to the open of business on the trading day next succeeding the date such tender offer or exchange offer expires;

CR0 =	the conversion rate in effect at 5:00 p.m., New York City time on the day such tender offer or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

SP1 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires (the “averaging period”);

OS1 =	the number of shares of our common stock outstanding immediately after the close of business on the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

OS0 =	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer).

Any adjustment to the conversion rate under this clause (5) will be made immediately prior to the open of business on the day following the last day of the averaging period, but will be given effect as of the open of business on the trading day next succeeding the date such tender offer or exchange offer expires. Because we will make the adjustment to the conversion rate at the end of the averaging period with retroactive effect, we will delay the settlement of any notes where the final day of the related observation period occurs during the averaging period. In such event, we will deliver shares of our common stock, if any, (based on the adjusted conversion rate as described above) on the third business day immediately following the last day of the averaging period.

To the extent that any future shareholders’ rights plan adopted by us is in effect upon conversion of the notes into common stock, you will receive, in addition to the common stock, the rights under the applicable rights agreement unless the rights have separated from our common stock at the time of conversion of the notes, in which case, the conversion rate will be adjusted as if we distributed to all holders of our common stock shares of our capital stock, evidences of indebtedness or assets as described above in clause (3), subject to readjustment in the event of the expiration, termination or redemption of such rights.

We will not make any adjustment if holders may participate in the transaction or in certain other cases. Except with respect to a spin-off, in cases where the fair market value of assets, debt securities or certain rights, warrants or options to purchase our securities, applicable to one share of common stock, distributed to shareholders:

•	equals or exceeds the average closing price of the common stock over the ten consecutive trading day period ending on the record date for such distribution, or

•	such average closing price exceeds the fair market value of such assets, debt securities or rights, warrants or options so distributed by less than $1.00,

rather than being entitled to an adjustment in the conversion price, the holder of notes will be entitled to receive upon conversion, in addition to the shares of common stock, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution that such holder would have received if such holder had converted such notes immediately prior to the record date for determining the shareholders entitled to receive the distribution.

Except as stated above, we will not adjust the conversion rate for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

If a taxable distribution to holders of our common stock or other transaction occurs that results in any adjustment of the conversion rate (including an adjustment at our option), you may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock. See “United States Federal Tax Considerations.”

We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustment that is less than 1% of the conversion rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) annually on the anniversary of the first date of issue of the notes and otherwise (b)(1) five business days prior to the first day of the conversion period related to the maturity of the notes (whether at stated maturity or otherwise) or (2) prior to any repurchase date, unless such adjustment has already been made.

If we adjust the conversion rate pursuant to the above provisions, we will issue a press release containing the relevant information and make this information available on our website or through another public medium as we may use at that time.

Change in the Conversion Rights upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events

If we:

•	reclassify or change our common stock (other than changes resulting from a subdivision or combination), or

•

consolidate or merge with or into any person or sell, lease, transfer, convey or otherwise dispose of all or substantially all of our assets and those of our subsidiaries taken as a whole to another person, and in either case holders of our common stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for their common stock, then from and after the effective date of such transaction, each outstanding note will, without the consent of any holders of the notes, upon the occurrence of any conversion triggering event and during the periods described in the description of such triggering event, become convertible in accordance with the procedures described in “— Conversion Procedures,” into the consideration the holders of our common stock received in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition (such consideration, the “reference property”). If the transaction causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the reference property into which the notes will become convertible will be deemed to be the kind and amount of consideration elected to be received by a majority of our common stock voted for such an election (if electing between two types of consideration) or a plurality of our common stock voted for such an election (if electing between more than two types of consideration), as the case may be. We may not become a party to any such transaction unless its terms are consistent with the foregoing in all material respects.

Adjustment to Conversion Rate Upon a Non-Stock Change of Control

If and only to the extent you elect to convert your notes in connection with a transaction described under clause (1) or clause (4) under the definition of a fundamental change described below under “— Fundamental Change Put” pursuant to which 10% or more of the consideration for our common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such fundamental change transaction consists of cash or securities (or other property) that are not shares of common stock traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, which we refer to as a “non-stock change of control,” we will increase the conversion rate as described below. The number of additional shares by which the conversion is increased (the “additional shares”) will be determined by reference to the table below, based on the date on which the non-stock change of control becomes effective (the “effective date”) and the price (the “stock price”) paid per share for our common stock in such non-stock change of control. If holders of our common stock receive only cash in such transaction, the price paid per share will be the cash amount paid per share. Otherwise, the price paid per share will be the average of the last reported sale prices of our common stock on the five trading days prior to but not including the effective date of such non-stock change of control. We will notify you of the anticipated effective date of any fundamental change at least 20 calendar days prior to such date.

A conversion of the notes by a holder will be deemed for these purposes to be “in connection with” a non-stock change of control if the conversion notice is received by the conversion agent following the effective date of the non-stock change of control but before the close of business on the business day immediately preceding the related repurchase date (as specified in the repurchase notice described under “— Fundamental Change Put”).

The number of additional shares will be adjusted in the same manner as and as of any date on which the conversion rate of the notes is adjusted as described above under “— Conversion Rate Adjustments.” The stock prices set forth in the first row of the table below (i.e., the column headers) will be simultaneously adjusted to equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment and the denominator of which is the conversion rate as so adjusted.

The following table sets forth the number of additional shares by which the conversion rate shall be increased:

Stock Price

Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$	$
, 2009

, 2010

, 2011

, 2012

, 2013

, 2014

The exact stock price and effective dates may not be set forth on the table, in which case, if the stock price is:

•

between two stock price amounts on the table or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 360-day year;

•	in excess of $ per share (subject to adjustment), no additional shares will be issued upon conversion;

•	less than $ per share (subject to adjustment), no additional shares will be issued upon conversion.

Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed              per $1,000 principal amount of the notes, subject to adjustments in the same manner as the conversion rate.

Additional shares deliverable as described in this section “— Adjustment to Conversion Rate Upon a Non-Stock Change of Control,” will be delivered on the settlement date applicable to the relevant conversion.

Fundamental Change Put

If a fundamental change (as defined below) occurs at any time prior to the maturity of the notes, you will have the right to require us to repurchase, at the repurchase price described below, all or part of your notes for which you have properly delivered and not withdrawn a written repurchase notice. The notes submitted for repurchase must be $1,000 in principal amount or whole multiples thereof.

The repurchase price will be payable in cash and will equal 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the repurchase date. However, if the repurchase date is after a record date and on or prior to the corresponding interest payment date, the interest (including additional interest, if any) will be paid on the repurchase date to the holder of record on the record date.

We may be unable to repurchase your notes in cash upon a fundamental change. Our ability to repurchase the notes with cash in the future may be limited by the terms of our then-existing borrowing agreements. In addition, the occurrence of a fundamental change could cause an event of default under the terms of our then-existing borrowing agreements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash.

A “fundamental change” will be deemed to have occurred when any of the following has occurred:

(1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 50% of our capital stock that is at the time entitled to vote by the holder thereof in the election of our board of directors (or comparable body); or

(2) the first day on which a majority of the members of our board of directors are not continuing directors; or

(3) the adoption of a plan relating to our liquidation or dissolution; or

(4) the consolidation or merger of us with or into any other person, or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries taken as a whole to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act), other than:

(a) any transaction:

•	that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

•

pursuant to which the holders of 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such transaction; or

(b) any merger primarily for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity.

(5) the termination of trading of our common stock, which will be deemed to have occurred if our common stock or other common stock into which the notes are convertible is not listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market.

Notwithstanding the foregoing, any transaction or event described above will not constitute a fundamental change if, in connection with such transaction or event, or as a result therefrom, a transaction described in clauses (1), (4) or (5) above occurs (without regard to any exclusion to clauses described in the bullets thereunder) and at least 90% of the consideration paid for our common stock (excluding cash payments for fractional shares, cash payments made pursuant to dissenters’ appraisal rights and cash dividends) consists of shares of common stock (or depositary receipts in respect thereof) traded on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction, the notes become convertible as described under “— Conversion Rate Adjustments — Change in the Conversion Rights upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events” above.

“Continuing directors” means, as of any date of determination, any member of the board of directors of MasTec who:

•	was a member of the board of directors on the date of the Indenture; or

•

was nominated for election or elected to the board of directors with the approval of a majority of the continuing directors who were members of the board at the time of new director’s nomination or election.

The definition of “fundamental change” includes a phrase relating to the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and those of our subsidiaries taken as a whole to another person or group may be uncertain.

In addition, you should note that recent case law suggests that, in the event that incumbent directors are replaced as a result of a contested election, issuers may nevertheless avoid triggering a fundamental change under a clause similar to clause (2) under the definition of “fundamental change” above, if the outgoing directors were to approve the new directors for the purpose of such fundamental change clause.

At any time following our entering into a definitive agreement that, if consummated, would give rise to a fundamental change, but in any event not later than the fifth calendar day after the occurrence of a fundamental change, we will provide to all record holders of the notes on the date of the notice at their addresses shown in the register of the registrar and to beneficial owners to the extent required by applicable law, the trustee and the paying agent, a written notice of the occurrence of the fundamental change and the resulting repurchase right. Such notice shall state, among other things, the event causing the fundamental change and the procedures you must follow to require us to repurchase your notes.

The repurchase date will be a date specified by us in the notice of a fundamental change that is not less than 20 nor more than 35 calendar days after the date of the notice of a fundamental change.

To exercise your repurchase right, you must deliver, prior to 5:00 p.m., New York City time, on the repurchase date, a written notice to the paying agent of your exercise of your repurchase right (together with the notes to be repurchased, if certificated notes have been issued). The repurchase notice must state:

•	the portion of the principal amount of the notes to be repurchased, which must be $1,000 or whole multiples thereof;

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the Indenture;

•

if such repurchase notice is delivered prior to the occurrence of a fundamental change pursuant to a definitive agreement giving rise to a fundamental change, that the offer is conditioned on the occurrence of such fundamental change; and

•

if you hold a beneficial interest in a global note, your repurchase notice must comply with appropriate DTC procedures; if you hold certificated notes, the repurchase notice must state the certificate numbers of the notes to be repurchased.

You may withdraw your repurchase notice at any time prior to 5:00 p.m., New York City time, on the repurchase date by delivering a written notice of withdrawal to the paying agent. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the notes listed in the repurchase notice. The withdrawal notice must state:

•	the principal amount of the withdrawn notes;

•	the principal amount, if any, which remains subject to the repurchase notice; and

•

if you hold a beneficial interest in a global note, your withdrawal notice must comply with appropriate DTC procedures; if you hold certificated notes, the repurchase notice must state the certificate numbers of the withdrawn notes.

Payment of the repurchase price for notes for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the notes, together with necessary endorsements, to the paying agent, as the case may be. Payment of the repurchase price for the notes will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the notes, as the case may be.

If the paying agent holds on the business day immediately following the repurchase date cash sufficient to pay the repurchase price of the notes that holders have elected to require us to repurchase, then, as of the repurchase date:

•

the repurchased notes will cease to be outstanding and interest (including additional interest, if any) will cease to accrue, whether or not book-entry transfer of the repurchased notes has been made or the repurchased notes have been delivered to the paying agent, as the case may be; and

•	all other rights of the holders of repurchased notes will terminate, other than the right to receive the repurchase price upon delivery or transfer of the repurchased notes.

In connection with any repurchase, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the notes;

•	file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the notes; and

•	comply with all other federal and state securities laws in connection with any offer by us to repurchase the notes.

This fundamental change repurchase right could discourage a potential acquirer of MasTec or a proxy contest. However, this fundamental change repurchase feature is not the result of management’s knowledge of any specific effort to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions.

Our obligation to repurchase the notes upon a fundamental change would not necessarily afford you protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders. We also could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change but would increase the amount of our (or our subsidiaries’) outstanding debt. The incurrence of significant amounts of additional debt could adversely affect our ability to service our then existing debt, including the notes.

Consolidation, Merger and Sale of Assets by MasTec

The Indenture will provide that we may not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, convey, transfer or lease our property and assets substantially as an entirety to another person, unless:

•

either (a) we are the continuing corporation or (b) the resulting, surviving or transferee person (if other than us) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes, by a supplemental Indenture in a form reasonably satisfactory to the trustee, and a supplemental agreement, all of our obligations under the notes and the Indenture;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing;

•

if as a result of such transaction the notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of us or such successor, as the case may be, under the notes and the Indenture; and

•	we have delivered to the trustee certain certificates and opinions of counsel if so requested by the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which MasTec is not the continuing corporation, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of, MasTec, and MasTec shall be discharged from its obligations, under the notes and the Indenture.

This covenant includes a phrase relating to the sale, conveyance, transfer and lease of the property and assets of MasTec “substantially as an entirety”. There is no precise, established definition of the phrase “substantially as an entirety” under New York law, which governs the Indenture and the notes, or under the laws of Florida, MasTec’s state of incorporation.

Accordingly, the ability of a holder of the notes to require us to repurchase the notes as a result of a sale, conveyance, transfer or lease of less than all of the property and assets of MasTec may be uncertain.

An assumption by any person of MasTec’s obligations under the notes and the Indenture might be deemed for U.S. federal income tax purposes to be an exchange of the notes for new notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Events of Default; Notice and Waiver

The following will be events of default under the Indenture:

•	we fail to pay any interest (including additional interest, if any) on the notes when due and such failure continues for a period of 30 calendar days;

•	we fail to pay principal of the notes when due at maturity, or we fail to pay the repurchase price payable, in respect of any notes when due;

•	we fail to deliver shares of common stock upon the conversion of any notes and such failure continues for five days following the scheduled settlement date for such conversion;

•	we fail for a period of 5 calendar days to provide notice of the anticipated effective date or actual effective date of a fundamental change as required in the Indenture;

•

we fail to perform or observe any other term, covenant or agreement in the notes or the Indenture for a period of 60 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding;

•

a failure to pay when due (whether at stated maturity or otherwise) or a default that results in the acceleration of maturity, of any indebtedness for borrowed money of MasTec or any of our “significant subsidiaries” (which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X) in an aggregate amount in excess of $20,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding;

•

certain events involving our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of any of our “significant subsidiaries” (which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X); or

•

any note guarantee provided by any of our “significant subsidiaries” shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny or disaffirm its obligations under any note guarantee.

We are required to notify the trustee within 5 business days of our becoming aware of the occurrence of any default under the Indenture known to us. The trustee is then required within 90 calendar days of becoming aware of the occurrence of any default to give to the registered holders of the notes notice of all uncured defaults known to it. However, the trustee may withhold notice to the holders of the notes of any default, except defaults in payment of principal, interest (including additional interest, if any) on the notes, if the trustee, in good faith, determines that the withholding of such notice is in the interests of the holders. We are also required to deliver to the trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any default has occurred.

If an event of default specified in the second-to-last bullet point listed above occurs and continues with respect to us or any of our “significant subsidiaries”, the principal amount of the notes and accrued and unpaid interest (including additional interest, if any) on the outstanding notes will automatically become due and payable. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes and accrued and unpaid interest (including additional interest, if any) on the outstanding notes to be due and payable. Thereupon, the trustee may, in its discretion, proceed to protect and enforce the rights of the holders of the notes by appropriate judicial proceedings.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the notes outstanding, by written notice to us and the trustee, may rescind and annul such declaration if:

•

we have paid (or deposited with the trustee a sum sufficient to pay) (1) all overdue interest (including additional interest, if any) on all notes; (2) the principal amount of any notes that have become due otherwise than by such declaration of acceleration; (3) to the extent that payment of such interest is lawful, interest upon overdue interest (including additional interest, if any); and (4) all sums paid or advanced by the trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•

all events of default, other than the non-payment of the principal amount and any accrued and unpaid interest (including additional interest, if any) that have become due solely by such declaration of acceleration, have been cured or waived.

The holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the Indenture.

No holder of the notes may pursue any remedy under the Indenture, except in the case of a default in the payment of principal or interest (including additional interest, if any) on the notes, unless:

•	the holder has given the trustee written notice of an event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding notes make a written request to the trustee to pursue the remedy, and offer reasonable security or indemnity against any costs, liability or expense of the trustee;

•	the trustee fails to comply with the request within 60 calendar days after receipt of the request and offer of indemnity; and

•	the trustee does not receive an inconsistent direction from the holders of a majority in aggregate principal amount of the outstanding notes.

Notwithstanding the foregoing, the Indenture will provide, that our failure to comply with the reporting obligations in the Indenture, which are described below under the caption “— Reports,” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act (which also relate to the provision of reports), will not constitute an event of default for the 365 days after the occurrence of such filing failure provided we pay additional interest on the notes at an annual rate equal to 0.50% of the principal amount of the notes. In the event we do not elect to pay the additional interest upon a filing failure in accordance with this paragraph, such filing failure will constitute an event of default hereunder and the notes will be subject to acceleration as provided above. The additional interest will accrue on all outstanding notes from and including the date on which a filing failure first occurs to but not including the 365th day thereafter (or such earlier date on which the filing failure relating to the reporting obligations shall have been cured or waived). On such 365th day, the notes will be subject to acceleration as provided above if the filing failure is continuing. The provisions of the Indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default.

Waiver

The holders of a majority in aggregate principal amount of the notes outstanding may, on behalf of the holders of all the notes, waive any past default or event of default under the Indenture and its consequences, except:

•	our failure to pay principal of or interest (including additional interest, if any) on any notes when due;

•	our failure to convert any notes into common stock as required by the Indenture;

•	our failure to pay the repurchase price on the repurchase date in connection with a holder exercising its repurchase rights; or

•	our failure to comply with any of the provisions of the Indenture that would require the consent of the holder of each outstanding note affected.

Modification

Changes Requiring Approval of Each Affected Holder

The Indenture (including the terms and conditions of the notes) may not be modified or amended without the written consent or the affirmative vote of the holder of each note affected by such change to:

•	change the maturity of any notes;

•	reduce the rate or extend the time for payment of interest (including additional interest, if any) on any notes;

•	reduce the principal amount of any notes;

•	reduce any amount payable upon repurchase of any notes;

•	impair the right of a holder to receive payment with respect to any notes or institute suit for payment of any notes;

•	change the currency in which any note is payable;

•	change our obligation to repurchase any notes upon a fundamental change in a manner adverse to the holders after the occurrence of a fundamental change;

•	affect the right of a holder to convert any notes into shares of our common stock or reduce the number of shares of our common stock receivable upon conversion pursuant to the terms of the Indenture;

•	change our obligation to maintain an office or agency in New York City;

•	subject to specified exceptions, modify certain provisions of the Indenture relating to modification of the Indenture or waiver under the Indenture; or

•	reduce the percentage of the notes required for consent to any modification of the Indenture that does not require the consent of each affected holder.

Changes Requiring Majority Approval

The Indenture (including the terms and conditions of the notes) may be modified or amended, except as described above, with the written consent or affirmative vote of the holders of a majority in aggregate principal amount of the notes then outstanding.

Changes Requiring No Approval

The Indenture (including the terms and conditions of the notes) may be modified or amended by us and the trustee, without the consent of the holder of any notes, to, among other things:

•

provide for conversion rights of holders of the notes and our repurchase obligations in connection with a fundamental change in the event of any reclassification of our common stock, merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entity;

•	secure the notes;

•

provide for the assumption of our obligations to the holders of the notes in the event of a merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entirety;

•	surrender any right or power conferred upon us;

•	add to our covenants for the benefit of the holders of the notes;

•	cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the Indenture;

•	conform the provisions of the Indenture to the description of the notes contained in this Prospectus Supplement;

•	make any provision with respect to matters or questions arising under the Indenture that we may deem necessary or desirable and that shall not be inconsistent with provisions of the Indenture;

•	increase the conversion rate;

•	comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

•	adding guarantees of obligations under the notes; and

•	provide for a successor trustee.

Other

The consent of the holders of notes is not necessary under the Indenture to approve the particular form of any proposed modification or amendment. It is sufficient if such consent approves the substance of the proposed modification or amendment. After a modification or amendment under the Indenture becomes effective, we are required to mail to the holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment.

Notes Not Entitled to Consent

Any notes held by us or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the holders of the requisite aggregate principal amount of the outstanding notes have consented to a modification, amendment or waiver of the terms of the Indenture.

Repurchase and Cancellation

We may, to the extent permitted by law, repurchase any notes in the open market or by tender offer at any price or by private agreement. Any notes repurchased by us may, at our option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled.

Defeasance

The defeasance provisions of the Base Indenture (Article Fourteen) shall not apply to the notes.

Reports

We shall deliver to the trustee copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after we are required to file such reports, information and documents with the SEC. All required reports, information and documents referred to in this paragraph shall be deemed to be delivered to the trustee at the time such reports, information and documents are publicly filed with the SEC via the SEC’s EDGAR and/or IDEA filing system (or any successor system).

Information Concerning the Trustee and Common Stock Transfer Agent and Registrar

We have appointed U.S. Bank National Association, the trustee under the Indenture, as paying agent, conversion agent, notes registrar and custodian for the notes. The trustee or its affiliates may also provide other services to us in the ordinary course of their business. The Indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the notes, the trustee must eliminate such conflict or resign.

American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

Governing Law

The notes and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Calculations in Respect of the Notes

Except as otherwise provided herein, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the sale price of our common stock, accrued interest payable on the notes and the conversion rate and conversion price. We or our agents will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on holders of the notes. We will provide a schedule of these calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward these calculations to any holder of the notes upon the request of that holder.

Form, Denomination and Registration

The notes will be issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and integral multiples of $1,000.

Global Notes, Book-Entry Form

The notes will be evidenced by one or more global notes. We will deposit the global notes with DTC and register the global notes in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global note may be held through organizations that are participants in DTC (called “participants”). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global notes to such persons may be limited.

Beneficial interests in a global note held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called “indirect participants”). So long as Cede & Co., as the nominee of DTC, is the registered owner of a global notes, Cede & Co. for all purposes will be considered the sole holder of such global notes. Except as provided below, owners of beneficial interests in a global note will:

•	not be entitled to have certificates registered in their names;

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global notes.

We will pay principal of, premium, if any, and interest (including additional interest, if any) on, and the repurchase price of, a global notes to Cede & Co., as the registered owner of the global notes, by wire transfer of immediately available funds on the maturity date, each interest payment date or repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

•	for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DTC has advised us that it will take any action permitted to be taken by a holder of the notes, including the presentation of the notes for conversion, only at the direction of one or more participants to whose account with DTC interests in the global notes are credited, and only in respect of the principal amount of the notes represented by the global notes as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. We will issue the notes in definitive certificated form if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global note may be exchanged for definitive certificated notes upon request by or on behalf of DTC in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under such notes or the Indenture. The Indenture permits us to determine at any time and in our sole discretion that notes shall no longer be represented by global notes. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global note at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

UNITED STATES FEDERAL TAX CONSIDERATIONS

The following summary describes the material United States federal income tax consequences and, in the case of a non-U.S. holder (as defined below), the material United States federal estate tax consequences, of acquiring, owning and disposing of the notes and the common stock into which the notes may be converted. This summary applies to you only if you are a beneficial owner of a note and you acquire the note in this offering for a price equal to the issue price of the notes. The issue price of the notes is the first price at which a substantial amount of the notes is sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

This summary deals only with notes and common stock held as capital assets (generally, investment property) and does not deal with special tax situations such as:

•	dealers in securities or currencies;

•	traders in securities;

•	United States holders (as defined below) whose functional currency is not the United States dollar;

•	persons holding notes or common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•	persons subject to the alternative minimum tax;

•	certain United States expatriates;

•	financial institutions;

•	insurance companies;

•	controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations;

•	entities that are tax-exempt for United States federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;

•	pass-through entities, including partnerships and entities and arrangements classified as partnerships for United States federal tax purposes, and beneficial owners of pass-through entities; and

•	persons that acquire the notes for a price other than their issue price or that acquire the common stock other than pursuant to conversion of the notes.

If you are a partnership (or an entity or arrangement classified as a partnership for United States federal income tax purposes) holding notes or common stock, or a partner in such a partnership, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership, and you are encouraged to consult your own tax advisor regarding the United States federal income and estate tax consequences of purchasing, owning and disposing of the notes and the common stock.

This summary does not discuss all of the aspects of United States federal income and estate taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any United States state or local income or non-U.S. income or other tax consequences. This summary is based on United States federal income and estate tax law, including the provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Treasury regulations, administrative rulings and judicial authority, all as in effect or in existence as of the date of this prospectus supplement. Subsequent developments in United States federal income and estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal income and estate tax consequences of purchasing, owning and disposing of the notes and the common stock as set forth in this summary. You are encouraged to consult your own tax advisor, before you purchase notes, regarding the particular United States federal, state and local and non-U.S. income and other tax consequences of purchasing, owning and disposing of the notes and the common stock that may be applicable to you.

United States Holders

The following summary applies to you only if you are a United States holder (as defined below).

Definition of a United States Holder

A “United States holder” is a beneficial owner of a note or common stock that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of the source of that income; or

•

a trust, if (1) a United States court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Internal Revenue Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

Interest on Notes

Interest on your notes will be taxed as ordinary interest income. In addition:

•

if you use the cash method of accounting for United States federal income tax purposes, you will have to include the interest on your notes in your gross income at the time you receive the interest; and

•	if you use the accrual method of accounting for United States federal income tax purposes, you will have to include the interest on your notes in your gross income at the time the interest accrues.

Constructive Distributions

The terms of the notes allow for changes in the conversion rate of the notes under certain circumstances. Under Section 305(c) of the Internal Revenue Code, adjustments (or the failure to make adjustments) to the conversion rate of the notes that have the effect of increasing the noteholders’ proportionate interests in our earnings and profits or assets may result in a taxable deemed distribution to the noteholders. A taxable deemed distribution to the noteholders would result, for example, if the conversion rate is adjusted to compensate noteholders for distributions of cash or property to our shareholders. The adjustment to the conversion rate of the notes converted in connection with a non-stock change in control, as described under “Description of Notes — Conversion Rights — Adjustment to Conversion Rate Upon a Non-Stock Change of Control” above, also may be treated as a taxable deemed distribution. Conversely, the failure of the conversion rate of the notes to adjust fully to reflect a stock dividend or other event increasing the proportionate interests of holders of our common stock in our earnings and profits or assets may result in a taxable deemed distribution to holders of our common stock. However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the noteholders’ interests generally will not result in a taxable deemed distribution to the noteholders. Any taxable deemed distribution to the noteholders will be included in your income in the same manner as an actual distribution received by you, as discussed below under “— United States Holders — Distributions on Common Stock”. Accordingly, you would be considered to have received a distribution taxable as a dividend to the extent of our current or accumulated earnings and profits, if any, even though you did not receive any cash or other property. You should consult your own tax advisor regarding whether any taxable deemed dividend would be eligible for the maximum 15% rate or the dividends received deduction discussed below under “— United States Holders — Distributions on Common Stock” as the requisite applicable holding period requirements might not be considered to be satisfied.

Sale or Other Disposition of Notes

Upon the sale, redemption, exchange or other taxable disposition of the notes, you generally will recognize taxable gain or loss equal to the difference, if any, between:

•

the amount realized on the disposition (less any amount attributable to accrued interest, which will be taxable as ordinary interest income to the extent not previously included in your gross income, in the manner described above under “— United States Holders — Interest on Notes”); and

•	your tax basis in the notes.

Your tax basis in your notes generally will be their cost. Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the disposition you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate United States holder, your long-term capital gain generally will be subject to a preferential rate of United States federal income tax.

In the event that we are a party to a consolidation or merger or a transfer of all or substantially all of our assets as described under “Description of Notes — Conversion Rights — Conversion Rate Adjustments,” the conversion feature will be adjusted so that you will be entitled to convert your notes into the type of consideration that you would have been entitled to receive in such transaction had your notes been converted into common stock immediately prior to such transaction. Depending on the facts and circumstances at the time of any such transaction, such adjustment may result in a deemed exchange of the notes, which may be a taxable event to you for United States federal income tax purposes. You are encouraged to consult your own tax advisor regarding the United States federal income tax consequences of such an adjustment as a result of any such transaction.

Sale or Other Disposition of Common Stock

Upon the sale, exchange or other taxable disposition of the common stock, you generally will recognize taxable gain or loss equal to the difference, if any, between:

•	the amount realized on the disposition, and

•	your tax basis in the common stock.

Your tax basis in shares of common stock that you receive upon conversion of your notes will be determined in the manner described under “— United States Holders — Conversion of Notes into Common Stock.” Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the disposition your holding period for the common stock is more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate United States holder, your long-term capital gain generally will be subject to a preferential rate of United States federal income tax.

Conversion of Notes

You generally will not recognize gain or loss on the conversion of a note solely into shares of common stock, except with respect to cash received in lieu of a fractional share. Your tax basis in the shares of common stock received (including any fractional share for which cash is paid) generally will equal the adjusted tax basis of the converted note at the time of the conversion. Your holding period for the shares of common stock received generally will include your holding period for the converted note.

With respect to cash received in lieu of a fractional share of common stock, you will be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, you will recognize gain or loss equal to the difference between the cash received and that portion of your adjusted tax basis in the common stock (determined as discussed above) attributable to the fractional share.

Any gain or loss that you recognize upon conversion of a note will be capital gain or loss, subject to the discussion under “— United States Holders — Constructive Distributions” above, regarding the possibility that the adjustment of the conversion rate of a note converted in connection with a non-stock change in control may be treated as a taxable deemed distribution. This capital gain or loss will be long-term capital gain or loss if, at the time of the conversion, your holding period for the converted note exceeds one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate United States holder, your long-term capital gain generally will be subject to a preferential rate of United States federal income tax.

Upon a conversion of your notes, subject to certain exceptions, you will not receive any cash payment representing accrued and unpaid interest on your notes, but rather such accrued and unpaid interest will be deemed to be paid in full with shares of our common stock. See “Description of Notes – Conversion Rights.” The treatment of accrued and unpaid interest upon conversion of your notes that is deemed paid in full with shares of our common stock is not completely clear, and the value of any shares of common stock attributable to accrued and unpaid interest on a converted note not previously included in your income may be taxed as ordinary income. In such case, your tax basis in any shares of common stock attributable to accrued and unpaid interest would equal the fair market value of such shares when received and your holding period in such shares generally would begin on the day after the date of conversion. You should consult your own tax advisor regarding the treatment of accrued and unpaid interest upon conversion of your notes.

If you convert a note between a record date for an interest payment and the next interest payment date and consequently you receive a payment of cash interest with respect to which you made a cash payment to us, as described in “Description of Notes — Conversion Rights,” you should consult your own tax advisor concerning the appropriate treatment of such payments.

In the event of the conversion of a note in connection with a consolidation or merger, or a transfer of all or substantially all of our assets as described under “Description of Notes — Conversion Rights — Conversion Rate Adjustments,” or pursuant to certain other transactions, the United States federal income tax treatment of such a conversion will depend upon the facts underlying the particular transaction. You should consult your own tax advisor to determine the specific United States federal income tax treatment of a conversion under those circumstances.

You are encouraged to consult your own tax advisor with respect to the United States federal income tax consequences of converting your notes into common stock.

Distributions on Common Stock

Distributions on shares of our common stock will constitute dividends and be included in your gross income (as ordinary income) when paid to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles. Distributions you receive on shares of common stock that exceed our current and accumulated earnings and profits will be treated first as a non-taxable return of capital reducing your adjusted tax basis in the shares of common stock (but not below zero) and then will be treated as gain from the sale of our common stock. If you are a non-corporate United States holder, subject to certain exceptions, your dividends currently are taxed at a maximum rate of 15% (effective for tax years through 2010), provided that certain holding period requirements are met. If you are a corporate United States holder, dividends you receive will generally qualify for the dividends-received deduction, provided that certain holding period requirements are met.

Backup Withholding

In general, “backup withholding” (currently at a rate 28%) may apply:

•	to any payments made to you of principal of and interest on your notes or dividends on your common stock, and

•

to payment of the proceeds of a sale or other disposition of your notes or your common stock, if you are a non-corporate United States holder and you fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules.

The backup withholding tax is not an additional tax and may be refunded to you or credited against your United States federal income tax liability, provided that correct information is timely provided to the Internal Revenue Service.

You should consult your own tax advisor regarding the application of backup withholding rules in your particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

Non-U.S. Holders

The following summary applies to you if you are a “non-U.S. holder”. A non-U.S. holder is a beneficial owner of a note or common stock that is not, for United States federal income tax purposes, a United States holder (as defined above) or a partnership (or an entity or arrangement classified as a partnership for United States federal income tax purposes). Special rules apply to Non-U.S. holders that are subject to special treatment under the Internal Revenue Code, including, but not limited to, financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies, certain United States expatriates, dealers and traders in securities or currencies, tax-exempt organizations, foreign governments or agencies, persons or other entities who own 10 percent or more of our voting stock, persons holding notes or common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security or persons whose functional currency is not the United States dollar. Such non-U.S. holders should consult their own tax advisors to determine the United States federal, state and local and other tax consequences that may be relevant to them.

Interest on Notes

Under current United States federal income tax law, and subject to the discussion below, United States federal withholding tax generally will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest on your notes under the “portfolio interest” exception of the Internal Revenue Code, provided that in the case of interest:

•

you do not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder;

•

you are not a controlled foreign corporation for United States federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code);

•	you are not a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code;

•

such interest is not effectively connected with your conduct of a United States trade or business (see the discussion below under “— Non-U.S. Holders — Income or Gains Effectively Connected with a U.S. Trade or Business”); and

•

you provide a signed written statement, on an Internal Revenue Service Form W-8BEN (or other applicable form) which can reliably be related to you, certifying under penalties of perjury that you are not a United States person within the meaning of the Internal Revenue Code and providing your name and address to:

•	us or our paying agent; or

•

a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides us or our paying agent with a copy of this statement.

The applicable Treasury regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of interest made to you will be subject to 30% United States federal withholding tax unless you provide us or our paying agent with a properly executed (1) Internal Revenue Service Form W-8ECI (or other applicable form) stating that interest paid on your notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States, or (2) Internal Revenue Service Form W-8BEN (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

Dividends on Common Stock

If we pay dividends (including taxable deemed dividends, see “— United States Holders — Constructive Distributions” and “— United States Holders — Distributions on Common Stock”) on our common stock, we will have to withhold a United States federal withholding tax at a rate of 30%, or a lower rate under an applicable income tax treaty, from the gross amount of the dividends paid to you that are not effectively connected with a U.S. trade or business conducted by you. Withholding tax applicable to any taxable deemed dividends received by you may be withheld from interest on your notes, distributions on your common stock or shares of common stock or proceeds subsequently paid or credited to you.

In order to claim the benefit of an applicable income tax treaty, you will be required to provide a properly executed Internal Revenue Service Form W-8BEN (or other applicable form) in accordance with the applicable certification and disclosure requirements. Special rules apply to partnerships and other pass-through entities and these certification and disclosure requirements also may apply to beneficial owners of partnerships and other pass-through entities that hold our common stock. If you are eligible for a reduced rate of United States federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service. You should consult your own tax advisor regarding your entitlement to benefits under a relevant income tax treaty and the manner of claiming such benefits. Dividends on the common stock that are effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business are discussed below under “— Non-U.S. Holders — Income or Gains Effectively Connected with a U.S. Trade or Business”.

Sale or Other Disposition of Notes or Common Stock

Subject to the discussion below, you generally will not be subject to United States federal income or withholding tax on any gain realized on the sale, exchange, redemption, conversion or other disposition of the notes or our common stock, unless:

•

in the case of disposition proceeds representing accrued interest on the notes, you cannot satisfy the requirements of the “portfolio interest” exception described above (and your United States federal income tax liability has not otherwise been fully satisfied through the United States federal withholding tax described above);

•

the gain is effectively connected with your conduct of a U.S. trade or business and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States, in which case, the gain will be taxed as discussed below under “— Non-U.S. Holders — Income or Gains Effectively Connected with a U.S. Trade or Business”;

•

you are an individual who is present in the United States for more than 182 days during the taxable year of the disposition and specific other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by United States source capital losses, generally will be subject to a flat 30% United States federal income tax, even though you are not considered a resident alien under the Internal Revenue Code); or

•	the rules of the Foreign Investment in Real Property Tax Act (or FIRPTA) (described below) treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange, redemption or other disposition of the notes or common stock by a non-U.S. holder if we currently are, or were at any time within five years (or, if shorter, the non-U.S. holder’s holding period for the notes or common stock disposed of) before the transaction, a “United States real property holding corporation”. Generally, a corporation is a United States real property holding corporation if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, even if we are or were to become a United States real property holding corporation, you generally would not be subject to United States federal income tax under the FIRPTA rules on any gain from the disposition of the notes or our common stock if, at any time during the calendar year of the disposition, our common stock was regularly traded on an established securities market within the meaning of the applicable Treasury regulations, and you are not a “5% holder”. A 5% holder is (i) a non-U.S. holder of our common stock that beneficially owned, directly and indirectly, more than 5% of the total fair market value of our common stock at any time during the shorter of the five-year period ending on the date of disposition and the non-U.S. holder’s holding period for our common stock and (ii) a non-U.S. holder of the notes that beneficially owned, directly and indirectly, notes whose total fair market value, on the date they were acquired (and on the date or dates on which any additional notes were acquired), exceeds the fair market value on that date (or on the date or dates on which any additional notes were acquired) of 5% of all our common stock or, if the notes were regularly traded on an established securities market within the meaning of the applicable Treasury regulations, a non-U.S. holder of the notes that beneficially owned, directly and indirectly, more than 5% of the total fair market value of the notes at any time during the shorter of the five-year period ending on the date of disposition and the non-U.S. holder’s holding period for the notes.

Income or Gains Effectively Connected with a U.S. Trade or Business

If any interest on the notes, dividends on our common stock or gain from the sale, exchange, redemption, conversion or other taxable disposition of the notes or our common stock is effectively connected with a U.S. trade or business conducted by you, then the income or gain will be subject to United States federal income tax on a net basis at the regular graduated rates and in the same manner applicable to United States holders. If you are eligible for the benefits of an income tax treaty between the United States and your country of residence, any “effectively connected” income or gain generally will be subject to United States federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by you in the United States. Payments of interest or dividends that are effectively connected with a U.S. trade or business conducted by you (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States maintained by you), and therefore included in your gross income, will not be subject to any withholding tax that may otherwise apply provided that you claim exemption from such withholding tax. To claim exemption from such withholding tax, you must certify your qualification, which can be done by providing a properly executed Internal Revenue Service Form W-8ECI or appropriate substitute form on or before any payment date. In addition, a “branch profits tax” may be imposed at a 30% rate, or a lower rate under an applicable income tax treaty, on a non-U.S. corporation that has earnings and profits (attributable to interest, dividends, gains or otherwise) that are effectively connected with the conduct of a trade or business in the United States.

United States Federal Estate Tax

If you are an individual and are not a United States citizen or a resident of the United States (as specially defined for United States federal estate tax purposes) at the time of your death, your notes generally will not be subject to the United States federal estate tax, unless, at the time of your death:

•

you directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder; or

•	your interest on the notes is effectively connected with your conduct of a United States trade or business.

Common stock owned or treated as owned by you as an individual who is not a United States citizen or resident of the United States (as specially defined for United States federal estate tax purposes) at the time of death will be included in the individual’s gross estate for United States federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to United States federal estate tax.

Backup Withholding and Information Reporting

Under current Treasury regulations, backup withholding and information reporting will not apply to payments on the notes or common stock made by us or our paying agent (in its capacity as such) to you if you have provided the required certification that you are a non-U.S. holder as described in “— Non-U.S. Holders — United States Federal Withholding Tax” above, and provided that neither we nor our paying agent has actual knowledge or reason to know that you are a United States holder (as described in “— United States Holders” above). However, we or our paying agent may be required to report to the Internal Revenue Service and you payments of interest on the notes or dividends on our common stock and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement.

The gross proceeds from the disposition of your notes or common stock may be subject to information reporting and backup withholding tax (currently at a rate of 28%). If you sell your notes or common stock outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your notes or common stock through a non-U.S. office of a broker that:

•	is a United States person (as defined in the Internal Revenue Code);

•	derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•	is a “controlled foreign corporation” for U.S. federal income tax purposes; or

•	is a foreign partnership, if at any time during its tax year:

•	one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests of the partnership; or

•	the foreign partnership is engaged in a U.S. trade or business,

unless the broker has documentary evidence in its files that you are a non-U.S. person and certain other conditions are met or you otherwise establish an exemption. If you receive payment of the proceeds of a sale of your notes or common stock to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide a Form W-8BEN certifying that you are a non-U.S. person or you otherwise establish an exemption, provided that the broker does not have actual knowledge or reason to know that you are not a U.S. person or the conditions of any other exemption are not, in fact, satisfied.

You are encouraged to consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your United States federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES AND OUR COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER UNITED STATES FEDERAL, STATE AND LOCAL, AND NON-U.S. AND OTHER TAX LAWS (AND ANY PROPOSED CHANGES IN APPLICABLE LAW), IN LIGHT OF YOUR PARTICULAR SITUATION.

UNDERWRITING

Morgan Stanley & Co. Incorporated is acting as sole underwriter. Under the terms of an underwriting agreement, which we will file as an exhibit to a current report on Form 8-K, Morgan Stanley & Co. Incorporated has agreed to purchase from us the principal amount of the notes set forth opposite its name below:

Underwriters	Principal Amount of Notes
Morgan Stanley & Co. Incorporated

Total	$100,000,000

The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the notes is subject to certain conditions, including the delivery of certain legal opinions by its counsel. Subject to the terms and conditions of the purchase agreement, the underwriter is committed to take and pay for all of the notes, if they purchase any of the notes.

Commissions and Discounts

The underwriter has advised us that it proposes to initially offer the notes at a price of 100% of the principal amount of the notes, plus accrued interest from the original issue date of the notes, if any, and to dealers at that price less a concession not in excess of     % of the principal amount of the notes, plus accrued interest from the original issue date of the notes, if any. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriter of its option to purchase additional notes.

	Per note		Without option		With option

Public Offering Price	%			$		$
Underwriting Discount		%	$		$
Proceeds, before expenses, to us		%	$		$

The expenses of this offering, not including the underwriting discounts, are estimated to be $385,000 and are payable by us.

Option to Purchase Additional Notes

We have granted the underwriter an option, exercisable for 30 days after the date of this prospectus supplement, from time to time, in while or in part, to purchase up to an additional $15,000,000 aggregate principal amount of the notes at the initial offering price less the underwriter’s discount, to cover over-allotments. To the extent that this option is exercised, the underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional notes based on the underwriter’s percentage underwriting commitment in the offering as indicated in the table at the beginning of this Underwriting Section.

Lock-Up Agreements

We, all of our directors and executive officers and the selling shareholders have agreed that, subject to certain exceptions, without the prior written consent of the underwriter, we and they will not directly or indirectly

(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, (3) make any demand for or exercise any right with respect to, the registration of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock for a period of 90 days after the date of this prospectus supplement.

The 90-day restricted period described in the preceding paragraph will be extended if:

•	during the last 17 days of the 90-day restricted period we issue an earnings release or material news or a material event relating to us occurs; or

•	prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period;

in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless such extension is waived in writing by the underwriter.

The restrictions described in the immediately preceding paragraph to do not apply to the following matters, among others, described in the underwriting agreement: the sale of up to 10,000 shares by Jose S. Sorzano, one of our directors, and our issuance of up to 2,000,000 shares as consideration for potential acquisitions.

The underwriter, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, the underwriter will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

We have agreed pursuant to the terms of the purchase agreement to indemnify the underwriter against certain liabilities, including liabilities under the U.S. securities laws, or to contribute to any payments the underwriter may be required to make for such liabilities.

Stabilization, Short Positions, Market Making and Trading

In connection with the offering, the underwriter may engage in transactions that stabilize the market price of the notes and our common stock. Such transactions include, without limitation, bids or purchases to peg, fix or maintain the price of the notes and our common stock. If the underwriter creates a short position in the notes in connection with the offering, or if the underwriter sells more notes than are listed on the cover page of this prospectus supplement, the underwriter may reduce that short position by purchasing notes in the open market. The underwriter may also elect to reduce any short position by exercising all or part of the option that we have granted to the underwriter. Purchases of a security to stabilize the price or reduce a short position may cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor the underwriter make any representations or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes and our common stock. In addition, neither we nor the underwriter make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

No Active Market

Prior to the offering, there has been no active market for the notes. We have been advised by the underwriter that it presently intends to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and certain other factors.

Electronic Distribution

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s web site and any information contained in any other web site maintained by the underwriter or selling group member is not part of the prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

Other Relationships

The underwriter and its related entities have engaged, and may in the future engage, in commercial and investment banking transactions with us in the ordinary course of their business. It has received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.

Sales Outside the United States

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We and the selling shareholders have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus supplement. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of us, the selling shareholders or the underwriters.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus supplement will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. The underwriter has been represented by Shearman & Sterling LLP, New York, New York. Greenberg Traurig, P.A., Miami, Florida, will pass upon certain matters of Florida law.

EXPERTS

The consolidated financial statements of MasTec, Inc. as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008 (incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2008) and the consolidated financial statements of Pumpco, Inc., as of January 31, 2008 and 2007, and for each of the years in the three-year period ended January 31, 2008 (incorporated in this prospectus supplement by reference to our Current Report on Form 8-K/A filed July 30, 2008) have been incorporated in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, given on the authority of such firm as an expert in accounting and auditing.

The balance sheet of Wanzek Construction, Inc. as of December 31, 2007 and 2006, and the related statements of operations, retained earnings and cash flows for the years ended December 31, 2007, 2006 and 2005 (incorporated in this prospectus supplement by reference to our Current Report on Form 8-K filed on October 6, 2008) have been incorporated in reliance on the reports of Eide Bailly LLP, an independent registered public accounting firm, given on the authority of such firm as an expert in accounting and auditing.

The estimation of fair value of certain auction rate securities held by us as of December 31, 2008 and March 31, 2009 has been incorporated in reliance on the reports of Houlihan Smith & Company, Inc., given on the authority of such firm as an expert in the valuation of such securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC and which are available at the SEC’s web site at: http://www.sec.gov. You can also inspect reports and other information we file at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005. In addition, our SEC filings and other information about our company are available on our internet website: www.mastec.com. Please note that our internet address is included in this prospectus supplement as an inactive textual reference and the information included on our website is not incorporated by reference into this prospectus supplement and should not be considered part of this prospectus supplement.

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below and any future filings that we may make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities that may be offered by this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Definitive Proxy Statement on Schedule 14A filed in connection with our 2009 Meeting of Shareholders; and

•	our Current Reports on Form 8-K filed on February 27, 2009, March 17, 2009 and June 1, 2009.

We are not incorporating, in any case, any documents or information deemed to have been “furnished” and not filed in accordance with SEC rules including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K. You may obtain a copy of any or all of the documents referred to above which have been or will be incorporated by reference into this prospectus supplement and the accompanying prospectus (including exhibits specifically incorporated by reference in those documents), as well as a copy of the registration statement of which the accompanying prospectus is a part and its exhibits, at no cost to you by contacting us at the following address:

MasTec, Inc.

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

Attention: Alberto de Cardenas

(305) 599-1800

PROSPECTUS

Common Stock, Preferred Stock,

Depositary Shares, Debt Securities, Guarantees, Warrants,

Stock Purchase Contracts and Stock Purchase Units

We are MasTec, Inc., a corporation incorporated under the laws of the State of Florida. This prospectus relates to the public offer and sale of common stock, preferred stock, depositary shares, debt securities, guarantees, warrants, stock purchase contracts and stock purchase units which we and the subsidiary guarantors named below or in a related prospectus supplement may offer from time to time in one or more series. We and/or selling security holders may offer and sell the securities separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. You should read this prospectus, the applicable prospectus supplement and other offering materials carefully before you invest.

We and/or selling security holders may offer the securities from time to time through public or private transactions, and in the case of our common stock, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. Sales may be made directly to purchasers or to or through agents, broker-dealers or underwriters. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the agents or underwriters and any applicable fees, commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “MTZ.”

Before buying any offered securities, you should carefully consider the Risk Factors contained in this prospectus, beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 8, 2009.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you only with a general description of the securities we or the selling security holders may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus, any supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 29.

You should rely only on the information contained or incorporated by reference in this prospectus, the supplement to this prospectus and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us. We nor the selling security holders have authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We nor the selling security holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC and incorporate herein by reference, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We nor the selling security holders will use this prospectus to offer and sell securities unless it is accompanied by a supplement that more fully describes the securities being offered and the terms of the offering.

FORWARD-LOOKING INFORMATION

We are making this statement pursuant to the safe harbor provisions for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. We make statements in this prospectus, including statements that are incorporated by reference, that are forward-looking. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “will,” “project” and variations of these words and negatives thereof and similar expressions are intended to identify forward-looking statements. They also include statements regarding:

•	our future growth and profitability;

•	our competitive strengths; and

•	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These statements are based on our current expectations and are subject to risks, uncertainties, and other factors, some of which are beyond our control, that are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include:

•	economic downturns, reduced capital expenditures, reduced financing availability, customer consolidation and technological and regulatory changes in the industries we serve;

•	market conditions, technical and regulatory changes in our customers’ industries;

•

our ability to retain qualified personnel and key management from acquired businesses, integrate acquired businesses with MasTec within expected timeframes and achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected.

•	impact of the American Recovery and Reinvestment Act of 2009 and any similar local or state regulations affecting renewable energy transmission, broadband and related projects and expenditures;

•	our ability to attract and retain qualified managers and skilled employees;

•	increases in fuel, maintenance, materials, labor and other costs;

•	liquidity issues related to our securities held for sale;

•	adverse determinations on any claim, lawsuit or proceeding;

•	the highly competitive nature of our industry;

•	our dependence on a limited number of customers;

•	the ability of our customers to terminate or reduce the amount of work, or in some cases prices paid for services under many of our contracts;

•	the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts;

•	any exposure related to our divested state Department of Transportation projects and assets;

•	the restrictions imposed by our credit facility, senior notes and any future loans or securities;

•	the outcome of our plans for future operations, growth and services, including backlog and acquisitions;

•

any dilution or stock price volatility which shareholders may experience in connection with shares we may issue as consideration for earn-out obligations entered into, or as a result of conversions of convertible stock issued, in connection with past or future acquisitions; and

•

the other factors referenced in this prospectus, including, without limitation, under “Risk Factors” or any prospectus supplement or free writing prospectus and other factors detailed from time to time in the reports we file with the SEC.

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus, in the documents that we incorporate by reference into this prospectus and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances, except as required by law. We qualify any and all of our forward-looking statements by these cautionary factors.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

OUR COMPANY

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents to which we have referred to in “Incorporation of Certain Documents by Reference” on page 29 of this prospectus for information about us and our financial statements.

We are a leading specialty contractor operating mainly throughout the United States and across a range of industries. Our core activities are the building, installation, maintenance and upgrade of utility and communications infrastructure, including but not limited to, electrical utility transmission and distribution, wind farm, other renewable energy and natural gas infrastructure, wireless, wireline and satellite communications and water and sewer systems. Our primary customers are in the following industries: utilities (including wind farms and other renewable energy, natural gas gathering systems and pipeline infrastructure), communications (including telephony, satellite television and cable television) and government (including water and sewer, utilities and communications work on military bases).

We, or our predecessor companies, have been in business for over 70 years and as of December 31, 2008, operate through a network of approximately 200 locations and 8,400 employees.

We are incorporated under the laws of the State of Florida. Our principal executive offices are located at 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. Our telephone number is (305) 599-1800.

RATIO OF EARNINGS TO FIXED CHARGES

AND PREFERENCE DIVIDENDS

The following table sets forth our historical ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Year Ended December 31,
	2008	2007	2006	2005	2004(1)
Ratio of Earnings to Fixed Charges	2.8	1.3	2.2	1.6	—
Ratio of earnings to combined fixed charges and preferred stock dividends(2)	2.8	1.3	2.2	1.6	—

(1)	For the year ended December 31, 2004, we had an earnings-to-fixed charges and earnings-to-fixed charges and preferred stock dividends coverage deficiency of approximately $11.2 million.
(2)	To date, we have not issued preferred stock or incurred any preferred stock dividends.

For the purpose of computing the ratio of earnings to fixed charges, earnings were calculated using pretax income from continuing operations before adjustment for minority interest and equity in joint ventures, adding fixed charges and distributed income from joint ventures and subtracting interest capitalized. Fixed charges consist of interest expensed and capitalized, amortization of premiums, discounts, capitalized expenses related to indebtedness and estimated interest within rental expense.

USE OF PROCEEDS

Primary Offerings

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of these securities for general corporate purposes, which may include:

•	acquisitions of assets and businesses;

•	repayment of indebtedness outstanding at that time; and

•	general working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

Secondary Offerings

The details of any secondary offerings will be set forth in an applicable prospectus supplement, and we will not receive any proceeds from any selling security holder’s sale of our securities registered hereunder.

DESCRIPTION OF COMMON AND PREFERRED STOCK

The following summarizes certain material terms and provisions of our capital stock. It does not purport to be complete, however, and is qualified in its entirety by reference to Florida law and by the actual terms and provisions contained in our Amended and Restated Articles of Incorporation and our Amended and Restated By-laws, each as amended and restated.

Overview

Our charter authorizes our board of directors to issue 100,000,000 shares of common stock, par value $0.10 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of March 10, 2009, we had approximately 75,592,136 shares of common stock and no shares of preferred stock issued and outstanding. All issued and outstanding shares of our common stock are duly issued, fully paid and nonassessable.

The following descriptions set forth certain general terms and provisions of our common and preferred stock to which a supplement to this prospectus may relate. The particular terms of the shares of common or preferred stock being offered and the extent to which the general provisions may apply will be described in the applicable supplement to this prospectus. If so indicated in the applicable supplement to this prospectus, the terms of any series of shares of preferred stock may differ from the terms set forth below, except with respect to those terms required by our Amended and Restated Articles of Incorporation and Amended and Restated By-laws.

General Description of our Common Stock

Each share of our common stock entitles its owner to one vote on all matters submitted to a vote of our shareholders. The holders of our common stock are entitled to receive dividends, when, as and if declared by our Board of Directors, in its discretion, from funds legally available for the payment of dividends. If we liquidate or dissolve, the owners of our common stock will be entitled to share proportionately in our assets, if any, legally available for distribution to shareholders, but only after we have paid all of our debts and liabilities.

Our common stock has no preemptive rights, no sinking fund provisions and no subscription, redemption or conversion privileges, and it is not subject to any further calls or assessments by us. Our common stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of our common stock voting for the election of directors can elect all members of our Board of Directors eligible for election in any year. See “Description of Common and Preferred Stock-Material Provisions of our Articles of Incorporation and By-laws.” Additionally, the vote or concurrence of our shareholders holding a majority in interest of our common stock is sufficient for certain other actions that require the vote or concurrence of shareholders.

As of March 10, 2009, Jorge Mas, our Chairman, Jose Mas, our President and Chief Executive Officer, and other members of the Mas family who are employed by MasTec beneficially own approximately 29.3% of our issued and outstanding shares of common stock. Consequently, they have the power to control our management and affairs and are in a position to substantially influence:

•	the vote of most matters submitted to our shareholders, including any merger, consolidation or sale of all or substantially all of our assets;

•	the nomination of individuals to our Board of Directors; and

•	a change in our control.

The Mas family’s ability to exercise significant control over our management and affairs may discourage, delay or prevent a takeover attempt that you might consider in your best interest and that might result in you receiving a premium for your common stock.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

General Description of Preferred Stock

Our Amended and Restated Articles of Incorporation authorize our Board of Directors, without further shareholder approval, to:

•	issue preferred stock in one or more series;

•	establish the number of shares to be included in each such series; and

•	fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions on those shares.

The Board of Directors may establish a class or series of preferred stock with preferences, powers and rights (including voting rights) senior to the rights of the holders of our common stock. If we issue any of our preferred stock, it may have the effect of delaying, deferring or preventing a change in control.

Material Provisions of Our Articles of Incorporation and By-laws

Our Amended and Restated Articles of Incorporation and our Amended and Restated By-laws contain material provisions that may make the acquisition of control of us more difficult.

Business Combinations. Our Amended and Restated Articles of Incorporation contain material provisions which may make it more difficult for a person or entity that is the holder of more than 10% of our outstanding voting stock to force us to approve a “business combination.” For purposes of this discussion, a “business combination” includes any:

•	merger or consolidation of us with or into another corporation;

•	sale or lease of all or any substantial part of our property and assets; or

•	issuance of our securities in exchange for sale or lease to us of property and assets having an aggregate fair market value of $1 million or more.

Our Amended and Restated Articles of Incorporation require at least 80% of the voting power of all of our outstanding shares entitled to vote in the election of directors, voting together as a single class, to vote in favor of a business combination with any person or entity that is directly or indirectly the holder of more than 10% of our outstanding voting stock in order for that transaction to be approved. This voting requirement may have the effect of delaying, deferring or preventing a change in control of us. However, this voting requirement is not applicable to business combinations if either:

•

our Board of Directors has approved a memorandum of understanding with the other corporation with respect to the transaction prior to the time that the other corporation became a holder of more than 10% of our outstanding voting stock; or

•	the transaction is proposed by a corporation of which we are the majority owner.

Classified Board of Directors and Related Provisions. Our By-laws provide that the number of our directors will be established from time to time by a majority vote of our Board of Directors and our shareholders. Our By-laws also provide that our Board of Directors will be divided into three classes of directors, with each class having a number of directors as nearly equal as possible to each other class and that directors will serve for staggered three-year terms. As a result, one-third of our Board of Directors will be elected each year. These classified board provisions could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of the Board of Directors until the second annual shareholders meeting following the date on which the acquirer obtains its controlling interest.

Our shareholders may remove any of our directors or our entire Board of Directors if the votes in favor of removal constitute at least a majority of all of our outstanding voting stock entitled to vote. However, our

By-laws also provide that our shareholders may only remove our directors for “cause” and only by a vote at a meeting that is called for the purpose of removing the director or directors. Our By-laws define “cause” as failing to substantially perform one’s duties to us (other than as a result of physical or mental disability) or willfully engaging in gross misconduct injurious to us. If there is a vacancy on our Board of Directors, a majority of either our remaining directors or our shareholders may fill the vacancy.

Shareholder Action By Written Consent. Our By-laws provide that any actions which our shareholders may take at a shareholders’ meeting can be taken by written consent in lieu of a meeting.

In order to effect a shareholder action by written consent in lieu of a meeting, holders of our outstanding voting stock, having at least the minimum number of votes that would be necessary to authorize the action at a shareholders’ meeting, must sign a written consent which states the action to be taken. If our shareholders take any action by written consent in lieu of a meeting, we must notify all of our shareholders that did not consent to the action in writing within 10 days after receiving the written consent and describe the action to them.

Indemnification. Our Articles of Incorporation and/or By-laws provide that we will indemnify each of our directors and officers to the fullest extent permitted by law. Our By-laws permit us to purchase insurance on behalf of our directors, officers, employees and agents against liabilities that they may incur in those capacities, whether or not we would have the power to indemnify them against such liabilities.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

•

the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our Amended and Restated Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement which will more fully describe the terms of those depositary shares. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares to be issued will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. The following description of the depositary shares, and any description of the depositary shares in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying deposit agreement and the depositary receipt, which we will file with the SEC at or prior to the time of the sale of the depositary shares. You should refer to, and read this summary together with, the deposit agreement and related depositary receipt. You can obtain copies of any form of deposit agreement or other agreement pursuant to which the depositary shares are issued by following the directions described under the caption “Where You Can Find More Information.”

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of those depositary receipts owned by those holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make that distribution, in which case the preferred stock depositary may, with our approval, sell that property and distribute the net proceeds from that sale to those holders.

Withdrawal of Preferred Stock

Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into excess preferred stock or otherwise), the holders thereof will be entitled to delivery at that office, to or upon that holder’s order, of the number of whole or fractional shares of the class or series of preferred stock and any money or other property represented by the depositary shares evidenced by those depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of those shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of a class or series of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the class or series of preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to that class or series of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the issuance of any excess preferred stock.

From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon their redemption and any money or other property to which the holders of those depositary receipts were entitled upon their redemption and surrender thereof to the preferred stock depositary.

Voting

Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock deposited with the preferred stock depositary are entitled to vote, the preferred stock depositary will mail the information contained in that notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent that class or series of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for that class or series of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder’s depositary shares. The preferred stock depositary will vote the amount of that class or series of preferred stock represented by those depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of that class or series of preferred stock represented by those depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing those depositary shares. The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as that action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by that depositary receipt, as set forth in the applicable prospectus supplement.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related class or series of preferred stock will not be effective unless that amendment has been approved by the existing holders of at least two thirds of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related class or series of preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any of those types of amendments becomes effective shall be deemed, by continuing to hold that depositary receipt, to consent and agree to that amendment and to be bound by the deposit agreement as amended thereby.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if a majority of each class or series of preferred stock subject to that deposit agreement consents to that termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, that number of whole or fractional shares of each class or series of preferred stock as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by the preferred stock depositary with respect to those depositary receipts. Additionally, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares issued thereunder shall have been redeemed;

•

there shall have been a final distribution in respect of each class or series of preferred stock subject to that deposit agreement in connection with our liquidation, dissolution or winding up and that distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing that class or series of preferred stock; or

•	each share of preferred stock subject to that deposit agreement shall have been converted into our stock not so represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by those holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the preferred stock depositary, that resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us which are received by it with respect to the related preferred stock.

Neither we nor the preferred stock depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and those of the preferred stock depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and neither we nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of a class or series of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of a class or series of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give that information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on those claims, requests or instructions received from us.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indenture from time to time.

This prospectus summarizes what we believe to be the material provisions of the indentures and the debt securities that we may issue under the indentures. This summary is not complete and may not describe all of the provisions of the indentures or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture that are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We will also indicate in the supplement whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read both this prospectus and the applicable supplement.

In the summary below, we have included references to the section numbers of the indentures so that you can easily locate the related provisions in the indentures for additional detail. You should also refer to the applicable indenture for the definitions of any capitalized terms that we use below but do not define in this prospectus. When we refer to particular sections of the indentures or to defined terms in the indentures, we intend to incorporate by reference those sections and defined terms into this prospectus.

Terms

The debt securities will be our direct obligations. The amount of debt securities we may offer under this prospectus is unlimited as to principal amount. We may issue the debt securities, from time to time and in one or more series, established in or pursuant to authority granted by one or more resolutions of our board of directors, and set forth in, or determined in the manner provided in, an officers’ certificate, or established in one or more supplemental indentures. We may issue debt securities with terms different from those of our previously issued debt securities (Section 301).

Each indenture provides that there may be more than one trustee under such indenture, each such trustee with respect to one or more series of debt securities. Any trustee under the indentures may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series (Sections 608 and 609). If two or more persons act as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee (Sections 101 and 609). Except as otherwise indicated in this prospectus, each trustee may take any action described in this prospectus only with respect to the one or more series of debt securities for which it is trustee under the relevant indenture.

You should refer to the applicable supplement to this prospectus relating to a particular series of debt securities for the specific terms of the debt securities, including, but not limited to:

•	the title of the debt securities, whether the debt securities will be guaranteed and the identity of the guarantor or guarantors, if any;

•	the total principal amount of the debt securities and any limit on the total principal amount;

•

the price, expressed as a percentage of the principal amount of the debt securities, at which we will issue the debt securities and any portion of the principal amount payable upon acceleration of the debt securities;

•	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our common stock, our preferred stock or any of our other securities or property;

•

if the debt securities are convertible or exchangeable, any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

•	the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities and the amount of principal we will be obligated to pay;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

•	whether the debt securities rank as senior, senior subordinated or subordinated or any combination thereof and the terms of any subordination;

•

the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities, the dates on which we will be obligated to pay any interest, the regular record dates, if any, for the interest payments, or the method by which the dates will be determined, the persons to whom we will be obligated to pay interest and the basis upon which interest will be calculated, if other than that of a 360-day year consisting of twelve 30-day months;

•

the place or places where the principal of, and any premium, make-whole amount, interest or additional amounts on, the debt securities will be payable, where the holders of the debt securities may surrender their debt securities for conversion, transfer or exchange, and where the holders may serve notices or demands to us in respect of the debt securities and the indenture (Section 101);

•

whether the debt securities will be in registered or bearer form, and the terms and conditions relating to the form, and, if in registered form, the denominations in which we will issue the debt securities if other than $1,000 or a multiple of $1,000 and, if in bearer form, the denominations in which we will issue the debt securities if other than $5,000;

•	the identity of the trustee of the debt securities of the series and, if other than the trustee, the identity of each security registrar and/or paying agent for debt securities of the series;

•

the period or periods during which the price or prices, including any premium at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities at our option, if we have such an option;

•

any obligation that we have to redeem, repay or purchase debt securities under any sinking fund or similar provision or at the option of a holder of debt securities and the terms and conditions upon which we will redeem, repay or purchase all or a portion of the debt securities under that obligation;

•	the currency or currencies in which we will sell the debt securities and in which the debt securities will be denominated and payable;

•

whether the amount of payment of principal of, and any premium, make-whole amount or interest on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

•

whether the principal of, and any premium, make-whole amount, additional amounts or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent responsible for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

•	the designation of the initial exchange rate agent, if any, or any depositaries;

•	any provisions granting special rights to the holders of the debt securities of the series at the occurrence of named events;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants contained in the indenture;

•

whether the debt securities of the series will be issued in certificated or book-entry form and the related terms and conditions, including whether any debt securities will be issued in temporary and/or permanent global form, and if so, whether the owners of interests in any permanent global debt security may exchange those interests for debt securities of that series and of like tenor of any authorized form and denomination and the circumstances under which any exchanges may occur, if other than in the manner provided in the indenture (Section 305), and, if debt securities of or within the series are to be issuable as a global debt security, the identity of the depositary for such series;

•

the date as of which any bearer securities, and/or temporary global debt security representing outstanding securities of or within the series will be dated if other than the date of original issuance of the first debt security of the series to be issued;

•

if the debt securities will be issued in definitive form only upon our receipt, or the trustee’s receipt, of certificates or other documents, or upon the satisfaction of conditions, a description of those certificates, documents or conditions;

•	if the debt securities will be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture, as described below under “-Discharge, Defeasance and Covenant Defeasance”;

•

any applicable United States federal income tax consequences, including whether and under what circumstances we will pay any additional amounts, as contemplated in the indenture on the debt securities, to any holder who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay additional amounts, whether, and on what terms, we will have the option to redeem the debt securities in lieu of paying the additional amounts;

•	the provisions, if any, relating to any security provided for the debt securities of the series;

•	any other covenant or warranty included for the benefit of the debt securities of the series;

•	any proposed listing of the debt securities on any securities exchange or market; and

•	any other terms of the debt securities or of any guarantees issued in connection with the debt securities not inconsistent with the provisions of the indenture (Section 301).

The debt securities may provide for our payment of less than their entire principal amount if their maturity is accelerated as a result of the occurrence and continuation of an event of default (Section 502). If this is the case, the debt securities would have what is referred to as “original issue discount.” Any special United States federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currencies or currency exchange rates, commodity prices, equity indices or other factors. Holders of debt securities with these features may receive payment of a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on the applicable dates, depending upon the value on those dates of the applicable currencies or currency exchange rates, commodity prices, equity indices or other factors.

Information as to the methods for determining the amount of principal or interest payable on any date, the currencies or currency exchange rates, commodity prices, equity indices or other factors to which the amount payable on that date is linked and additional tax considerations will be included in the applicable prospectus supplement. All debt securities of any one series will be substantially identical, except as to denomination and except as may otherwise be provided by an officers’ certificate or in any supplement to the applicable indenture. We are not required to issue all of the debt securities of a series at the same time, and, unless otherwise provided in the applicable indenture, supplemental indenture or officers’ certificate, we may re-open a series without the consent of the holders of the debt securities of that series to issue additional debt securities of that series.

The indentures do not contain any provisions that limit our ability to incur indebtedness or that would protect holders of debt securities in the event we become a party to a highly-leveraged or similar transaction in which we would incur or acquire a large amount of additional debt, but such provisions may appear in the applicable prospectus supplement. You should refer to the applicable prospectus supplement for information regarding any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantees

Debt securities may be issued and unconditionally and irrevocably guaranteed by us or certain of our subsidiaries that are listed as guarantors in the applicable supplement to this prospectus. Any guarantee would cover the timely payment of the principal of, and any premium, make-whole amount, interest or sinking fund payments on, the debt securities, whether we make the payment at a maturity date, as a result of acceleration or redemption or otherwise. We will more fully describe the existence and terms of any guarantee of any of our debt securities by us or our subsidiaries in the prospectus supplement relating to those debt securities.

Denominations, Interest, Registration and Transfer

Unless the applicable prospectus supplement states otherwise, any debt securities of any series that we issue in registered form will be issued in denominations of $1,000 and multiples of $1,000, and debt securities of any series that we issue in bearer form will be issued in denominations of $5,000 (Section 302).

Unless the applicable prospectus supplement states otherwise, the principal of, and any premium, make-whole amount or interest on, any series of debt securities will be payable in the currency designated in the prospectus supplement at the corporate trust office of the trustee, initially, U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS3C, St. Paul, MN 55107-2292. At our option, however, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the security register for the series or by wire transfer of funds to that person at an account maintained within the United States (Sections 301, 305, 307 and 1002). We may at any time designate additional paying agents or rescind designation of any paying agents or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for any series. All monies that we pay to a paying agent for the payment of any principal of, or any premium, make-whole amount, interest or additional amounts on, any debt security which remains unclaimed at the end of two years after that payment became due and payable will be repaid to us. After that time, the holder of the debt security will be able to look only to us for payment (Section 1003).

Any interest that we do not punctually pay on any interest payment date with respect to a debt security will cease to be payable to the holder on the applicable regular record date and may either:

•	be paid to the holder at the close of business on a Special Record Date for the payment of defaulted interest, to be determined by the trustee (Sections 101 and 307); or

•	be paid at any time in any other lawful manner, as more fully described in the indentures.

Subject to certain limitations imposed upon debt securities issued in book-entry form, debt securities of any series will be exchangeable for other debt securities of the same series and of the same total principal amount and authorized denomination upon the surrender of the debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, transfer or exchange at the corporate trust office of the trustee. Every debt security surrendered for conversion, transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. There will be no service charge for any transfer or exchange of any debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with the transfer or exchange (Section 305).

If the applicable prospectus supplement refers to us designating any transfer agent for any series of debt securities, in addition to the trustee, we may at any time remove the transfer agent or approve a change in the location at which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for any series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

Neither we nor any trustee will be required to do any of the following:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of 15 business days before there is a selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being only partially redeemed;

•

exchange any debt security in bearer form that is selected for redemption, except that a debt security in bearer form may be exchanged for a debt security in registered form of that series and like denomination, provided that the debt security in registered form must be simultaneously surrendered for redemption; or

•

issue or register the transfer or exchange of any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security that will not be partially or entirely repaid (Section 305).

Global Debt Securities

The debt securities of a series may be issued in the form of one or more fully registered global securities that will be deposited with a depositary or with a custodian for a depositary identified in the prospectus supplement relating to the series and registered in the name of the depositary or its nominee. In this case, we will issue one or more global securities in a denomination or total denominations equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the global security or securities. We expect that any global securities issued in the United States would be deposited with The Depositary Trust Company, as depositary or its custodian. We may issue any global securities in fully registered form on a temporary or permanent basis. Unless and until a global security is exchanged for debt securities in definitive registered form, a permanent global security may not be transferred except as a whole by the depositary to its nominee or by a nominee to the depositary or another nominee, or by the depositary or its nominee to a successor of the depositary or the successor depositary’s nominee.

The specific terms of the depositary arrangement with respect to any series of debt securities to be represented by a registered global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with, or are participants of, the depositary for the registered global security, or persons that may hold interests through participants. When we issue a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the global security owned by those participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in an offering of the debt securities, or by us or the trustee if we are directly offering the debt securities. The participants’ ownership, and any transfer, of a registered global security will be shown on records maintained by the depositary, and ownership of persons who hold debt securities through participants will be reflected on the records of the participants. State and federal laws may impair a person’s ability to own, transfer or pledge interests in a registered global security.

So long as the depositary or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the depositary’s procedures and, if that person is not a participant, on the procedures of the participant through which that person owns its interest to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium, make-whole amount, interest or additional amounts on a registered global security will be made to the depositary or its nominee, as the case may be, as the registered owners of the global security. Neither we, the trustee, the paying agent nor the registrar, nor any other agent of ours or of the trustee, will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that once the depositary receives any payment of principal of, any premium, make-whole amount, interest or additional amount on, a registered global security, the depositary will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global security, as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we do not appoint a successor depositary within 90 days, we will issue debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more global securities, and, in such event, we will issue debt securities in definitive form in exchange for all of the global security or securities representing the debt securities. We will register any debt securities issued in definitive form in exchange for a global security in the name or names that the depositary provides to the trustee. We expect that those names will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security.

Debt securities in bearer form may also be issued in the form of one or more global securities that will be deposited with a common depositary for Euroclear and Clearstream, or with a nominee for the depositary identified in the applicable prospectus supplement. We will describe in the applicable prospectus supplement the specific terms and procedures of the depositary arrangement, including the specific terms of the depositary arrangement and any specific procedures, for the issuance of debt securities in definitive form in exchange for a global security in bearer form, with respect to any portion of a series of debt securities to be represented by a global security in bearer form.

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, trust or entity provided that:

•

we are the survivor in the transaction, or the survivor, if not us, is an entity organized under the laws of the United States or a state of the United States, which entity expressly assumes by supplemental indenture the due and punctual payment of the principal of, and any premium, make-whole amount, interest and additional amounts on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction as having been incurred by us or our subsidiary at the time of the transaction, there is no event of default under the applicable indenture and no event which, after notice or the lapse of time, or both, would become an event of default; and

•	we deliver an officers’ certificate and an opinion of our legal counsel, as to the satisfaction of conditions contained in the applicable indenture (Sections 801 and 803).

This covenant would not apply to any recapitalization transaction, a change of control of us or a transaction in which we incur a large amount of additional debt, unless the transactions or change of control included a merger, consolidation or transfer or lease of substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indentures providing for a “put” right or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur a large amount of additional debt.

Certain Covenants

Provision of Financial Information

Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will file annual reports, quarterly reports and other documents with the SEC pursuant to Sections 13 and 15(d) as if we were so subject, on or prior to the dates by which we are or would have been required to file those documents if we were so subject. In any event, we will:

•

file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we are or would be required to file with the SEC under Sections 13 and 15(d) of the Exchange Act within 15 days of each of the respective dates by which we are or would have been required to file those reports with the SEC; and

•

promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to holders and any prospective holders of debt securities if filing those documents with the SEC is not permitted under the Exchange Act (Section 1005).

Additional Covenants

Any additional covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

Except as otherwise provided in the applicable prospectus supplement, the following events are “events of default” with respect to any series of debt securities that we may issue under the indentures:

•	we fail for 30 days to pay any installment of interest or any additional amounts payable on any debt security of that series;

•	we fail to pay the principal of, or any premium or make-whole amount on, any debt security of that series when due, either at maturity, redemption or otherwise;

•	we fail to make any sinking fund payment as required for any debt security of that series;

•

we breach or fail to perform any covenant or warranty contained in the applicable indenture, other than a covenant added solely for the benefit of a different series of debt securities issued under the applicable indenture or except as otherwise provided for in the applicable indenture, and our breach or failure to perform continues for 60 days after we have received written notice in accordance with the applicable indenture of our breach or failure to perform;

•

we default under a bond, debenture, note, mortgage, indenture or instrument evidencing indebtedness for money borrowed by us, or by any subsidiaries of ours that we have guaranteed or for which we are directly responsible or liable as obligor or guarantor, that has a principal amount outstanding of $20,000,000 or more, other than indebtedness which is non-recourse to us or our subsidiaries, which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the indebtedness has not been discharged or the acceleration has not been rescinded or annulled, within 30 days after written notice was provided to us in accordance with the applicable indenture;

•

the bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or appointment of a trustee for us or of any of our Significant Subsidiaries, or for all or substantially all of our properties or the properties of our Significant Subsidiaries (Section 101); and

•	any other event of default described in the applicable prospectus supplement and indenture (Section 501).

If there is a continuing event of default with respect to outstanding debt securities of a series, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, voting as a single class, may declare immediately due and payable the principal amount or other amount as may be specified by the terms of those debt securities and any premium or make-whole amount on the debt securities of that series; provided, however, that, upon the occurrence and continuation of certain defaults related to bankruptcy or insolvency, the principal (or, if any debt securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of, and the Make-Whole Amount, if any, on, all the outstanding debt securities of that series and any accrued interest through the occurrence of such Event of Default, shall become due and payable immediately, without any declaration or other act by the Trustee or any other Holder. However, at any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and annul its consequences if:

•

we pay or deposit with the trustee all required payments of the principal of, and any premium, make-whole amount, interest, and additional amounts on, the applicable series of debt securities, plus fees, expenses, disbursements and advances of the trustee; and

•

all events of default, other than the nonpayment of accelerated principal, premium, or interest, with respect to the applicable series of debt securities have been cured or waived as provided in the indentures (Section 502).

The indentures also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences (except in respect of certain events of default related to bankruptcy or insolvency, the waiver of which requires approval of a majority in principal amount of all outstanding debt securities under the applicable indenture), except a default involving:

•	our failure to pay the principal of, and any premium, make-whole amount, interest or additional amounts on, any debt security; or

•

a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default (Section 513).

The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default actually known to a Responsible Officer of the trustee unless the default has been cured or waived. The trustee may, however, withhold notice of default unless the default relates to:

•	our failure to pay the principal of, and any premium, make-whole amount, interest or additional amounts on, any debt security of that series; or

•	any sinking fund installment for any debt securities of that series,

•	if the Responsible Officers of the trustee in good faith consider it to be in the interest of the holders of the debt securities of that series (Sections 101 and 601).

Each indenture provides that no holder of debt securities of any series may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless the trustee fails to act for 60 days after it has received a written notice of a continuing event of default with respect to the debt securities of that series from such holder and a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series (except in respect of certain events of default related to bankruptcy or insolvency, which requires the written request of not less than 25% in principal amount of all outstanding debt securities under the applicable indenture), as well as an offer of indemnity satisfactory to the trustee; provided, that no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of outstanding debt securities of that series (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, make-whole amount, interest or additional amounts on, the debt securities at their respective due dates (Section 508).

Subject to provisions in each indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders have offered to the trustee security or indemnity satisfactory to it (Section 602). Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of all outstanding debt securities under the applicable indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. The trustee may, however, refuse to follow any direction which conflicts with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the applicable series not joining in the direction (Section 512).

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating that officer’s knowledge of our compliance with all the conditions and covenants under the applicable indenture, and, in the event of any noncompliance, specifying the noncompliance and the nature and status of the noncompliance (Section 1006).

Modification of the Indentures

Modification Without Consent of the Holders

Together with the trustee, we may, when authorized by our board of directors, modify each of the indentures without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to our existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to add, change or eliminate any provisions of the indenture, provided that any addition, change or elimination shall neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holder of any debt security with respect to such provision or become effective only when there are no outstanding debt securities;

•	to secure previously unsecured debt securities;

•

to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion or exchange of the debt securities into our common stock, preferred stock or other securities or property;

•	to evidence and provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to make any provision with respect to the conversion or exchange of rights of holders pursuant to the requirements of the indenture;

•

to cure any ambiguity, defect or inconsistency in the indenture, provided that the action does not adversely affect the interests of holders of debt securities of any series issued under the indenture;

•

to close the indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, the indenture under the Trust Indenture Act; or

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

Modification With Consent of Holders

Together with the trustee, we may, when authorized by our board of directors, also make modifications and amendments to each indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. Without the consent of each affected holder, however, no modification to either indenture may:

•	change the stated maturity of the principal of, or any premium, make-whole amount or installment of principal of, or interest on, any debt security;

•

reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, or any additional amounts payable with respect to, any debt security or change any obligation to pay additional amounts except as permitted by the indenture;

•

reduce the amount of principal of an original issue discount security or make-whole amount that would be due and payable upon declaration of acceleration of the maturity of the original discount or other security, or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	change the place of payment or the currency or currencies of payment of the principal of, and any premium, make-whole amount, interest, or additional amounts on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•

reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with provisions of the indenture or defaults and their consequences under the indenture, or to reduce the quorum or voting requirements contained in the indenture;

•

make any change that adversely affects the right to convert or exchange any debt security other than as permitted by the indenture or decrease the conversion or exchange rate or increase the conversion or exchange price of any such debt security; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage of holders necessary to effect that action or to provide that other provisions may not be modified or waived without the consent of the holder of the debt security (Section 902).

Documentation

Any modification or amendment of an indenture, whether effected with or without the consent of any holder, will be documented in a supplemental indenture.

Discharge, Defeasance and Covenant Defeasance

Unless the terms of a series of debt securities provide otherwise, under the indentures, we may discharge some of our respective obligations to holders of any series of debt securities that:

•	have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year; or

•	are scheduled for redemption within one year.

We can discharge these obligations by irrevocably depositing with the trustee funds in the currency or currencies in which the debt securities are payable in an amount sufficient to pay and discharge the entire indebtedness on those debt securities, including principal of, and any premium, make-whole amount, interest and additional amounts on, the debt securities on and up to the date of such deposit, or, if the debt securities have become due and payable, on and up to the stated maturity or redemption date, as the case may be (Section 401).

In addition, if the terms of the debt securities of a series permit us to do so, we may elect either of the following:

•	to defease and be discharged from any and all obligations with respect to the debt securities, except our obligations to (Section 1402);

•	pay any additional amounts upon the occurrence of several particular tax and other events;

•	pay the fees, expenses and indemnitees of the trustee;

•	register the transfer or exchange of the debt securities;

•	replace temporary or mutilated, destroyed, lost or stolen debt securities;

•	maintain an office or agency for the debt securities; and

•	hold monies for payment in trust; or

•

to be released from our obligations with respect to the debt securities under sections of the applicable indenture described under “-Certain Covenants” or, if permitted by the terms of the debt securities, our obligations with respect to any other covenant.

If we choose to be released from our respective obligations under the covenants, any failure to comply with any of the obligations imposed on us by the covenants will not constitute a default or an event of default with respect to the debt securities (Section 1403). However, to make either election, we must irrevocably deposit with the trustee an amount, in such currency or currencies in which the debt securities are payable at stated maturity, or in Government Obligations (Section 101), or both, that will provide sufficient funds to pay the principal of, and any premium, make-whole amount, interest and additional amounts on, the debt securities, and any mandatory sinking fund or similar payments on the debt securities, on the relevant scheduled due dates.

We may defease and discharge the obligations, as described in the preceding paragraphs, only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that:

•

the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred; and

•

in the case of defeasance, the opinion of counsel must refer to, and be based upon, a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of the applicable indenture (Section 1404).

Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•	the holder of a debt security of the series elects to receive payment in a currency other than that in which the deposit has been made in respect of the debt security (Section 301); or

•	a conversion event, as defined below, occurs in respect of the currency in which the deposit has been made,

then the indebtedness represented by the debt security will be fully discharged and satisfied through the payment of the principal of, and any premium, make-whole amount and interest on, the debt security as they become due, and additional amounts, if any, out of the proceeds yielded by converting the amount deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of the holder’s election or the conversion event based on the applicable market exchange rate (Section 1405).

Unless otherwise provided in the applicable prospectus supplement, a “conversion event” means the cessation of use of:

•

a currency issued by the government of one or more countries other than the United States, both by the government of the country that issued that currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Community, both within the European Monetary System and, for the settlement of transactions, by public institutions of or within the European Community; or

•	any currency for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, we will make all payments of principal of, and any premium, make-whole amount, interest and additional amounts on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance in United States dollars.

In the event that we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of an event of default other than:

•	the event of default described in the fourth bullet under “—Events of Default, Notice and Waiver,” which would no longer be applicable to the debt securities of that series (Section 1005); or

•	the event of default described in the sixth bullet under “—Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance,

then the amount on deposit with the trustee will still be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. In this case, we would remain liable to make payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may describe any additional provisions permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to a particular series of debt securities.

Conversion and Exchange Rights

The terms on which debt securities of any series may be convertible into or exchangeable for our common stock, preferred stock or other securities or property of us will be described in the applicable prospectus supplement. These terms will include:

•	the conversion or exchange price, or the manner of calculating the price;

•	the exchange or conversion period;

•	whether the conversion or exchange is mandatory, or voluntary at the option of the holder or at our option;

•	any restrictions on conversion or exchange in the event of redemption of the debt securities and any restrictions on conversion or exchange; and

•	the means of calculating the number of shares of our common stock, preferred stock or other securities or property of us to be received by the holders of debt securities.

The conversion or exchange price of any debt securities of any series that are convertible into our common stock or preferred stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as set forth in the applicable prospectus supplement (Article Sixteen).

Governing Law

The indentures are governed by the laws of the State of New York.

Redemption of Debt Securities

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement. Subject to such terms, we may opt at any time to partially or entirely redeem the debt securities.

From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

DESCRIPTION OF WARRANTS

The following summary describes generally the terms of warrants that we may offer from time to time in one or more series. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants. The following description of the warrants, and any description of the warrants in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file with the SEC at or prior to the time of the sale of the warrants. You should refer to, and read this summary together with, the warrant agreement and the applicable prospectus supplement to review the terms of a particular series of our common or preferred stock that may be important to you. You can obtain copies of any form of warrant agreement or other agreement pursuant to which the warrants are issued by following the directions described under the caption “Where You Can Find More Information.”

We may issue warrants to purchase depositary shares, debt securities, shares of our common stock or preferred stock, or any combination of those securities. We may issue warrants independently or together with any other securities, and the warrants may be attached to, or separate from, any other securities. Each series of warrants to be issued will be issued under a separate warrant agreement between us and a warrant agent specified in the related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of the warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued and sold;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	the price at which, and the currency or currencies, including composite currencies or currency units, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a summary of the United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the respective underlying securities purchasable upon exercise of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depository shares or other security or property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement.

An applicable prospectus supplement will describe the terms of the stock purchase contracts, including, if applicable, collateral or depositary arrangements.

SELLING SECURITY HOLDERS

We may from time to time register for resale hereunder certain of our securities held by particular selling security holders. In the event we effect such a registration, we will file a prospectus supplement that includes:

•	the names of the selling security holders;

•	the class and quantity of our securities offered by each selling shareholder;

•	the number or amount of such securities held by each selling security holder before and after the offering;

•	the percentage of such class of securities held by each selling security holder before and after the offering;

•	the nature of any position, office or other material relationship that each selling security holder has had with us or any of our predecessors or affiliates within the last three years;

•	any other applicable terms of the securities offered by each selling security holder.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the particular offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the name or names of any selling security holders;

•	the purchase price of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and the net proceeds we will receive from such sale;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings. We may sell our securities through a rights offering, forward contracts or similar arrangements.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the New York Stock Exchange.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the securities.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto, as well as certain tax matters, will be passed upon for us by Greenberg Traurig, P.A., Miami, Florida 33131. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of MasTec, Inc. as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008 (incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2008) and the consolidated financial statements of Pumpco, Inc., as of January 31, 2008 and 2007, and for each of the years in the three-year period ended January 31, 2008 (incorporated in this prospectus by reference to our Current Report on Form 8-K/A filed July 30, 2008) have been incorporated in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, given on the authority of such firm as an expert in accounting and auditing.

The balance sheet of Wanzek Construction, Inc. as of December 31, 2007 and 2006, and the related statements of operations, retained earnings and cash flows for the years ended December 31, 2007, 2006 and 2005 (incorporated by reference to our Current Report on Form 8-K filed on October 6, 2008) have been incorporated in reliance on the reports of Eide Bailly LLP, an independent registered public accounting firm, given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC and which are available at the SEC’s web site at: http://www.sec.gov. You can also inspect reports and other information we file at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005. In addition, our SEC filings and other information about our company are available on our internet website: www.mastec.com. Please note that our internet address is included in this prospectus as an inactive textual reference and the information included on our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:

•	we can disclose important information to you by referring you to those documents;

•	the information incorporated by reference is considered to be part of this prospectus; and

•	later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	our Definitive Proxy Statement on Schedule 14A filed in connection with our 2009 Meeting of Shareholders;

•

our Current Reports on Forms 8-K or 8-K/A filed on May 30, 2008, August 6, 2008, December 18, 2008, February 27, 2009 and March 17, 2009 (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein); and

•

the description of our common stock contained in Form 8-A filed with the SEC on February 10, 1997 (File No. 001-08106) and any amendments to such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) prior to the termination of the offering, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

We will provide without charge to each person, including any stockholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

MasTec, Inc.

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

Attention: Alberto de Cardenas

(305) 599-1800

$100,000,000

    % Senior Convertible Notes due 2014

Prospectus Supplement

                    , 2009

MORGAN STANLEY